UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Assured Guaranty Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ASSURED GUARANTY®

Notice of 2016 Annual Meeting & Proxy Statement

March 23, 2016
DEAR SHAREHOLDERS:

It is with great pleasure that we invite you to our 2016 Annual General Meeting of shareholders. The meeting will be held on Wednesday, May 4, 2016, at 1 Finsbury Square, London, EC2A 1AE, United Kingdom at 8:00 a.m. London Time. Enclosed you will find a notice setting forth the business expected to come before the meeting, the proxy statement, a form of proxy and a copy of our 2015 annual report. Whether or not you plan to attend the meeting in person, your vote on these matters is important to us.

2015 marked a transitional year for us as we began moving past the effect of the financial crisis by completing our last major residential mortgage representation and warranty settlement, bringing the cumulative benefit of this effort to approximately $4.2 billion. We are now focusing on our four main strategies:

•
Growing our new business production.  We enjoyed an increase of 7% in premium production in 2015 from 2014. As the leading financial guarantor in the market today, we believe we are positioned for growth when interest rates normalize, especially as high profile situations like Detroit and Puerto Rico demonstrate the value of our product.

•
Managing capital efficiently.  We keep an eye on the amount of excess capital we accumulate, and have returned capital to our shareholders we cannot productively put to work. During 2015, we returned to our shareholders approximately $627 million through purchases of our common shares and dividend payments. In February 2016, we authorized another $250 million of share purchases and increased our quarterly dividend by 8% to $0.13 per common share.

•
Alternative strategies.  We also look for alternative opportunities to create additional value. For example, in 2015 we purchased Radian Asset Assurance, Inc. We also reassumed a portfolio that had previously been ceded to a reinsurer. We executed each of these transactions on what we believe to be advantageous terms. We will continue to explore opportunities we believe to be accretive for our shareholders.

•
Proactive loss mitigation.  The restructuring support agreement we signed in December 2015 with the Puerto Rico Electric Power Authority is the most recent demonstration of how our experience and unique position in the market permits us to partner with underperforming credits to help them while also mitigating our own losses. Our goal is to continue to work constructively with Puerto Rico credits over the coming year.

We provide further detail about our accomplishments and plans for the future in the Letter to Shareholders accompanying our 2015 Annual Report. We encourage you to review that letter and our 2015 Annual Report, as well as the Proxy Statement that follows this letter.

Finally, we would like to remember our fellow director and former Chairman, Robin Monro-Davies, who passed away last year. We benefitted from his sharp and incisive mind and deep understanding of financial services and enjoyed his understated style. We were deeply saddened by his passing, and miss his presence.

We look forward to seeing you at the meeting.

Sincerely,

Francisco L. Borges	Dominic J. Frederico
Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING	March 23, 2016 Hamilton, Bermuda

TO THE SHAREHOLDERS OF ASSURED GUARANTY LTD.:

The Annual General Meeting of Assured Guaranty Ltd., which we refer to as AGL, will be held on Wednesday, May 4, 2016, at 8:00 a.m. London Time, at 1 Finsbury Square, London, EC2A 1AE, United Kingdom, for the following purposes:

1.
To elect our board of directors;

2.
To approve, on an advisory basis, the compensation paid to AGL's named executive officers;

3.
To appoint PricewaterhouseCoopers LLP as AGL's independent auditor for the fiscal year ending December 31, 2016 and to authorize the Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor;

4.
To direct AGL to vote for directors of, and the appointment of the independent auditor for, its subsidiary Assured Guaranty Re Ltd.; and

5.
To transact such other business, if any, as lawfully may be brought before the meeting.

Shareholders of record are being mailed a Notice Regarding the Availability of Proxy Materials on or around March 25, 2016, which provides shareholders with instructions on how to access the proxy materials and our 2015 annual report on the Internet, and if they prefer, how to request paper copies of these materials.

Only shareholders of record, as shown by the transfer books of AGL, at the close of business on March 7, 2016, are entitled to notice of, and to vote at, the Annual General Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE VOTE AS PROMPTLY AS POSSIBLE VIA THE INTERNET OR BY TELEPHONE. ALTERNATIVELY, IF YOU HAVE REQUESTED WRITTEN PROXY MATERIALS, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT.

By Order of the Board of Directors,

James M. Michener
Secretary

6	INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING
6	Why Did I Receive a Notice Regarding the Availability of Proxy Materials in the Mail Instead of a Full Set of Proxy Materials?
6	Why Has This Proxy Statement Been Made Available?
6	What Proposals Will be Voted on at the Annual General Meeting?
7	Are Proxy Materials Available on the Internet?
7	Who Is Entitled to Vote?
7	How Many Votes Do I Have?
8	What Is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?
8	How Do I Vote By Proxy if I Am a Shareholder of Record?
8	How Do I Give Voting Instructions if I Am a Beneficial Owner?
9	May I Vote by Telephone or Via the Internet?
9	May I Revoke My Proxy?
10	How Do I Vote in Person at the Annual General Meeting?
10	What Votes Need to be Present to Hold the Annual General Meeting?
10	What Vote Is Required to Approve Each Proposal?
10	How Are Votes Counted?
11	What Is the Effect of Broker Non-Votes and Abstentions?
11	What Are the Costs Of Soliciting These Proxies and Who Will Pay Them?
11	Where Can I Find the Voting Results?
11	Will AGL's Independent Auditor Attend the Annual General Meeting?
11	Do Directors Attend the Annual General Meeting?
12	Can a Shareholder, Employee or Other Interested Party Communicate Directly With Our Board? If So, How?
12	Whom Should I Call if I Have Any Questions?
12	How Does "Householding" Work?

13		CORPORATE GOVERNANCE
13		Overview
14		The Board of Directors
14		Director Independence
15		The Committees of the Board
16		How Are Directors Compensated?
19		What Is Our Board Leadership Structure?
19		How Does the Board Oversee Risk?
20		How Are Directors Nominated?
22		Compensation Committee Interlocking and Insider Participation
22		What Is Our Related Person Transactions Approval Policy and What Procedures Do We Use To Implement It?
22		What Related Person Transactions Do We Have?
23		Did Our Insiders Comply With Section 16(A) Beneficial Ownership Reporting in 2015?

24		PROPOSAL NO. 1: ELECTION OF DIRECTORS
24		General
25		Nominees for Director

30		INFORMATION ABOUT OUR COMMON SHARE OWNERSHIP
30		How Much Stock is Owned By Directors, Nominees and Executive Officers?
31		Which Shareholders Own More Than 5% of Our Common Shares

32		EXECUTIVE COMPENSATION
32		Compensation Discussion and Analysis
	32	Summary
		32	2015 Highlights
		34	Our Total Shareholder Return
		34	2015 Results Against Targets
		35	A Snapshot of Our CEO's 2015 Compensation
PAGE 2	ASSURED GUARANTY

36	Executive Compensation Program Structure and Process
	36	Overview of Philosophy and Design
	36	The Decision-Making Process
	37	Outreach on Our Executive Compensation Program
	38	Components of Our Executive Compensation Program
44	2015 Executive Performance
	44	Accomplishments
	45	Challenges
	46	2015 Results Against Targets
48	2015 CEO Performance Review Process and Decisions
	48	Overview
	48	Base Salary
	48	Cash Incentive
	52	Equity Compensation
	53	CEO Reported Pay versus Realized Pay
53	2015 Other Executive Officer Compensation Decisions
	53	Non-Financial Objectives and Achievements of the Other Executive Officers
	55	Compensation Decisions for the Other Executive Officers
56	Executive Compensation Conclusion
56	Payout Under Performance Retention Plan
57	Compensation Governance
	57	The Role of the Board's Compensation Committee
	57	The Role of the Independent Consultant
	58	Executive Compensation Comparison Group
	58	Executive Officer Recoupment Policy
	59	Stock Ownership Guidelines
	59	Anti-Hedging Policy
	59	Anti-Pledging Policy
	59	Award Timing
60	Post-Employment Compensation
	60	Retirement Benefits
	60	Severance
	60	Change in Control Benefits
60	Tax Treatment
61	Non-GAAP Financial Measures

62	Compensation Committee Report
63	2015 Summary Compensation Table
64	Employment Agreements
64	Perquisite Policy
64	Severance Policy
64	Employee Stock Purchase Plan
65	Indemnification Agreements
65	2015 Grants of Plan-Based Awards
67	Outstanding Equity Awards at December 31, 2015
69	2015 Option Exercises and Stock Vested
69	Nonqualified Deferred Compensation
70	Potential Payments Upon Termination or Change in Control
72	Assured Guaranty Non-Qualified Retirement Plans
73	Incentive Plans
75	Employment Agreements
75	Severance Policy

76	EQUITY COMPENSATION PLANS INFORMATION

77	AUDIT COMMITTEE REPORT

80	PROPOSAL NO. 2: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

81	PROPOSAL NO. 3: APPOINTMENT OF INDEPENDENT AUDITOR
81	Independent Auditor Fee Information
82	Pre-Approval Policy of Audit and Non-Audit Services

83	PROPOSAL NO. 4: PROPOSALS CONCERNING OUR SUBSIDIARY ASSURED GUARANTY RE LTD.
83	Proposal 4.1—Election of AG Re Directors
85	Proposal 4.2—Appointment of AG Re Auditor

86	SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING
86	How do I submit a proposal for inclusion in next year's proxy material?
86	How do I submit a proposal or make a nomination at an Annual General Meeting?

87	OTHER MATTERS
2016 PROXY STATEMENT	PAGE 3

PROXY STATEMENT

Assured Guaranty Ltd.	March 23, 2016

SUMMARY

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider before voting. For more complete information about the following topics, please review the complete proxy statement and AGL's Annual Report on Form 10-K. We intend to begin distribution of the Notice Regarding the Availability of Proxy Materials to shareholders on or about March 25, 2016.

Annual General Meeting

Time and Date	8:00 a.m. London time, May 4, 2016
Place	1 Finsbury Square London, EC2A 1AE United Kingdom
Record Date	March 7, 2016
Voting	Shareholders as of the record date are entitled to vote. Each Common Share is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda and Voting Matters

AGENDA ITEM	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
Election of directors	For each director nominee	Page 24

To approve, on an advisory basis, the compensation paid to AGL's named executive officers	For	Page 80

Appointment of PricewaterhouseCoopers as AGL's independent auditor for 2016	For	Page 81

Direction of AGL to vote for directors of, and the appointment of the independent auditor of, AGL's subsidiary, Assured Guaranty Re Ltd.	For each director nominee and for the independent auditor	Page 83

We will also transact any other business that may properly come before the meeting.

PAGE 4	ASSURED GUARANTY

Summary Director Information

The following table provides summary information about each director nominee. Each director nominee will be elected for a one-year term by a majority of votes cast.

Stephen Cozen, a current Director who is chairman of the Nominating and Governance Committee and a member of the Compensation Committee, discussed with the Board the possibility of his retiring upon the expiration of his term in May 2016. Based on these conversations, the Board did not nominate Mr. Cozen for re-election at the 2016 Annual General Meeting.

		DIRECTOR		COMMITTEES

NOMINEE	AGE	SINCE	PRINCIPAL OCCUPATION	A	C	F	NG	RO	E
Francisco L. Borges	64	2007	Chairman, Landmark Partners, LLC
G. Lawrence Buhl	69	2004	Former Regional Director for Insurance Services, Ernst & Young LLP		X
Dominic J. Frederico	63	2004	President and Chief Executive Officer, Assured Guaranty Ltd.						X
Bonnie L. Howard	62	2012	Former Chief Auditor and Global Head of Control and Emerging Risk, Citigroup				X
Thomas W. Jones	66	2015	Founder and Senior Partner of TWJ Capital, LLC	X		X
Patrick W. Kenny	73	2004	Former President and Chief Executive Officer, International Insurance Society				X		X
Alan J. Kreczko	64	2015	Former Executive Vice President and General Counsel of The Hartford Financial Services Group, Inc.	X		X
Simon W. Leathes	68	2013	Independent non-executive director of HSBC Bank plc		X			X	X
Michael T. O'Kane	70	2005	Former Senior Managing Director, Securities Division, TIAA CREF	X
Yukiko Omura	60	2014	Former Undersecretary General and Vice President, International Fund for Agricultural Development and, prior to that, Executive Vice President and CEO of the Multilateral Investment Guarantee Agency (MIGA) of the World Bank Group			X		X
			2015 Meetings	4	5	4	4	4	0

A: Audit;    C: Compensation;    F: Finance;    NG: Nominating & Governance;    RO: Risk Oversight;    E: Executive;     : Chair

2016 PROXY STATEMENT	PAGE 5

    INFORMATION ABOUT THE ANNUAL GENERAL
    MEETING AND VOTING

WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS IN THE MAIL INSTEAD OF A FULL SET OF PROXY MATERIALS?

In accordance with the rules of the Securities and Exchange Commission (SEC), instead of mailing a printed copy of the proxy statement, annual report and other materials (which we refer to as proxy materials) for the Annual General Meeting of Shareholders (which we refer to as the Annual General Meeting) of Assured Guaranty Ltd. (which we refer to as AGL, we, us or our; we use Assured Guaranty, our Company or the Company to refer to AGL and its subsidiaries), we are furnishing proxy materials to shareholders on the Internet by providing a Notice Regarding the Availability of Proxy Materials (which we refer to as a Notice) to inform shareholders when the materials are available on the Internet.

If you receive the Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice instructs you on how you may access and review all of our proxy materials, as well as how to submit your proxy, over the Internet.

We will first make available the proxy statement, form of proxy card and 2015 annual report to shareholders at www.assuredguaranty.com/annualmeeting. The proxy materials will also be available at www.proxyvote.com on or about March 25, 2016 to all shareholders entitled to vote at the Annual General Meeting. You may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com. Our 2015 annual report to shareholders will be made available at the same time and by the same methods. If requesting materials by e-mail, please send a blank e-mail with the information that is printed in your Notice in the box marked by the arrow à  in the subject line.

We elected to use electronic notice and access for our proxy materials because we believe it will reduce our printing and mailing costs related to our Annual General Meeting.

WHY HAS THIS PROXY STATEMENT BEEN MADE AVAILABLE?

Our Board of Directors is soliciting proxies for use at our Annual General Meeting to be held on May 4, 2016, and any adjournments or postponements of the meeting. The meeting will be held at 8:00 a.m. London Time at 1 Finsbury Square, London, EC2A 1AE, United Kingdom.

This proxy statement summarizes the information you need to vote at the Annual General Meeting. You do not need to attend the Annual General Meeting to vote your shares.

WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL GENERAL MEETING?

The following proposals are scheduled to be voted on at the Annual General Meeting:

•
The election of directors

•
An advisory vote to approve the compensation paid to our named executive officers
PAGE 6	ASSURED GUARANTY

•
The appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, which we refer to as PwC, as our independent auditor for 2016 and the authorization of our Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor.

•
The direction of AGL to vote for the election of the directors of, and the appointment of the independent auditor for, our subsidiary Assured Guaranty Re Ltd. (which we refer to as AG Re)

Our Board of Directors recommends that you vote your shares "FOR" each of the nominees and each of the foregoing proposals.

ARE PROXY MATERIALS AVAILABLE ON THE INTERNET?

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be Held on Wednesday, May 4, 2016

Yes. Our proxy statement for the 2016 Annual General Meeting, form of proxy card and 2015 annual report to shareholders are available at www.assuredguaranty.com/annualmeeting. The proxy materials will also be available at www.proxyvote.com on or about March 25, 2016 to all shareholders entitled to vote at the Annual General Meeting.

You can obtain directions to attend the 2016 Annual General Meeting by contacting Virginia Reynolds at + 44 020 7562 1920 or at vreynolds@assuredguaranty.com.

WHO IS ENTITLED TO VOTE?

March 7, 2016 is the record date for the Annual General Meeting. If you owned our Common Shares at the close of business on March 7, 2016, you are entitled to vote. On that date, 135,836,108 of our Common Shares were outstanding and entitled to vote at the Annual General Meeting, including 62,145 unvested restricted Common Shares. Our Common Shares are our only class of voting stock. On March 7, 2016, the closing price of our Common Shares on the New York Stock Exchange, which we refer to as the NYSE, was $25.80.

HOW MANY VOTES DO I HAVE?

You have one vote for each of our Common Shares that you owned at the close of business on March 7, 2016.

However, if your shares are considered "controlled shares," which our Bye-Laws define generally to include all of our Common Shares directly, indirectly or constructively owned or beneficially owned by any person or group of persons, or owned by any "United States person," as defined in the U.S. Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the Internal Revenue Code or the IRC, and such shares constitute 9.5% or more of our issued Common Shares, the voting rights with respect to your controlled shares will be limited, in the aggregate, to a voting power of approximately 9.5%, pursuant to a formula specified in our Bye-Laws.

The Notice indicates the number of Common Shares you are entitled to vote, without giving effect to the controlled share rule described above.

2016 PROXY STATEMENT	PAGE 7

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

Many of our shareholders are beneficial owners since they hold their shares through a stockbroker, bank or other nominee rather than as shareholders of record when they own shares directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

•
Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare, you are the shareholder of record of those shares and these proxy materials are being sent to you directly. As the shareholder of record, you have the right to grant your voting proxy directly to AGL or to vote in person at the Annual General Meeting. You may vote by telephone or via the Internet as described below under the heading "Information About the Annual General Meeting and Voting—May I Vote by Telephone or via the Internet?" or you may request a paper copy of the proxy materials and vote your proxy card by mail.

•
Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and our proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Annual General Meeting if you follow the instructions described below under the heading "How do I Vote in Person at the Annual General Meeting?" Your broker, bank or other nominee has provided a voting instruction form for you to use in directing your broker, bank or other nominee as to how to vote your shares. You may also vote by telephone or on the Internet as described below under the heading "May I Vote by Telephone or via the Internet?"

HOW DO I VOTE BY PROXY IF I AM A SHAREHOLDER OF RECORD?

If you are a shareholder of record and you properly submit your proxy card (by telephone, via the Internet or by mail) so that it is received by us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card (including electronic signatures in the case of Internet or telephonic voting) but do not make specific choices, your proxy will vote your shares as recommended by our Board of Directors (also referred to as our Board or the Board):

•
FOR each nominee for election of directors

•
FOR approval, on an advisory basis, of the compensation paid to our named executive officers

•
FOR the appointment of PwC as our independent auditor for 2016 and the authorization of our Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor

•
FOR directing AGL to vote for each nominee for election of directors of, and the appointment of the independent auditor for, our subsidiary, AG Re

If any other matter is presented, your proxy will vote in accordance with the best judgment of the individuals named on the proxy card. As of the date of printing this proxy statement, we knew of no matters that needed to be acted on at the Annual General Meeting other than those discussed in this proxy statement.

HOW DO I GIVE VOTING INSTRUCTIONS IF I AM A BENEFICIAL OWNER?

If you are a beneficial owner of shares, your broker, bank or other nominee will ask you how you want your shares to be voted. If you give the broker, bank or other nominee instructions, the broker, bank or other nominee will vote your shares

PAGE 8	ASSURED GUARANTY

as you direct. If your broker, bank or other nominee does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. According to rules of the NYSE:

•
Brokers, banks and other nominees have discretionary power to vote your shares with respect to "routine" matters

•
Brokers, banks and other nominees do not have discretionary power to vote your shares on "non-routine" matters (such as the elections of directors or the advisory vote on executive compensation) unless they have received instructions from the beneficial owner of the shares

It is therefore important that you provide instructions to your broker, bank or other nominee if your shares are held by a broker, bank or other nominee so that your shares can be voted with respect to directors and executive compensation, and any other matters treated as non-routine by the NYSE.

MAY I VOTE BY TELEPHONE OR VIA THE INTERNET?

Yes. If you are a shareholder of record, you have a choice of voting over the Internet, voting by telephone using a toll-free telephone number or voting by requesting and completing a proxy card and mailing it in the return envelope provided. We encourage you to vote by telephone or over the Internet because your vote is then tabulated faster than if you mailed it. There are separate telephone and Internet arrangements depending on whether you are a shareholder of record (that is, if you hold your stock in your own name), or whether you are a beneficial owner and hold your shares in "street name" (that is, if your stock is held in the name of your broker, bank or other nominee).

•
If you are a shareholder of record, you may vote by telephone using the telephone number on the proxy card, or electronically through the Internet, by following the instructions provided on the Notice

•
If you are a beneficial owner and hold your shares in "street name," you may need to contact your broker, bank or other nominee to determine whether you will be able to vote by telephone or electronically through the Internet

The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. If you vote via the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

Whether or not you plan to attend the Annual General Meeting, we urge you to vote. Voting by telephone or over the Internet or by returning your proxy card by mail will not affect your right to attend the Annual General Meeting and vote.

MAY I REVOKE MY PROXY?

Yes. If you change your mind after you vote, you may revoke your proxy by following any of the procedures described below. If you are a shareholder of record, to revoke your proxy:

•
Send in another signed proxy with a later date or resubmit your vote by telephone or the Internet,

•
Send a letter revoking your proxy to our Secretary at 30 Woodbourne Avenue, Hamilton HM 08, Bermuda, or

•
Attend the Annual General Meeting and vote in person.

Beneficial owners who wish to change the votes submitted on their voting instruction cards should contact their respective broker, bank or other nominee to determine how and when changes must be submitted so that the nominee can revoke and change their votes on their behalf.

If you wish to revoke your proxy or make changes to your voting instruction card, as applicable, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

2016 PROXY STATEMENT	PAGE 9

HOW DO I VOTE IN PERSON AT THE ANNUAL GENERAL MEETING?

You may vote shares held directly in your name as the shareholder of record in person at the Annual General Meeting. If you choose to vote your shares in person at the Annual General Meeting, please bring the Notice Regarding the Availability of Proxy Materials containing your control number or proof of identification. Shares held in "street name" through your broker, bank or other nominee may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. You must bring such signed proxy to the Annual General Meeting, along with an account statement or letter from the broker, bank or other nominee indicating that you are the beneficial owner of the shares and that you were the beneficial owner of the shares on March 7, 2016.

Even if you plan to attend the Annual General Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual General Meeting.

WHAT VOTES NEED TO BE PRESENT TO HOLD THE ANNUAL GENERAL MEETING?

To have a quorum for our Annual General Meeting, two or more persons must be present, in person or by proxy, representing more than 50% of the Common Shares that were outstanding on March 7, 2016.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

The affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting is required for each of:

•
The election of each nominee for director

•
The appointment of PwC as our independent auditor for 2016 and the authorization of our Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor

•
Directing AGL to vote for the election of directors of, and the appointment of the independent auditor for, our subsidiary, AG Re

The vote on the compensation paid to our named executive officers is advisory in nature so there is no specified requirement for approval. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will review the voting results carefully. To the extent there is any significant vote against the named executive officers' compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

HOW ARE VOTES COUNTED?

Your vote may be cast "FOR" or "AGAINST", or you may "ABSTAIN", with respect to each of the nominees for AGL director, with respect to directing AGL to vote for each of the nominees for director of its subsidiary AG Re, and with respect to each of the other proposals on the agenda.

If you sign (including electronic signatures in the case of Internet or telephonic voting) your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. If you sign (including electronic signatures in the case of Internet or telephonic voting) your broker, bank or other nominee voting instruction card with no further instructions, your shares will be voted in the broker's, bank's or nominee's discretion with respect to routine matters but will not be voted with respect to non-routine matters. As described in "How do I Give Voting Instructions if I am a Beneficial Owner?", elections of directors and the advisory vote on executive compensation are considered non-routine matters. We will appoint one or more inspectors of election to count votes cast in person or by proxy.

WHAT IS THE EFFECT OF BROKER NON-VOTES AND ABSTENTIONS?

PAGE 10	ASSURED GUARANTY

A broker "non-vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Common Shares that are beneficially owned and are voted by the beneficiary through a broker, bank or other nominee will be counted towards the presence of a quorum, even if there are broker non-votes with respect to some proposals, as long as the broker, bank or nominee votes on at least one proposal. Common Shares owned by shareholders electing to abstain from voting with respect to any proposal also will be counted towards the presence of a quorum.

Although broker non-votes will be counted towards the presence of a quorum, broker non-votes will not be included in the tabulation of the shares voting with respect to elections of directors or other matters to be voted upon at the Annual General Meeting. Therefore, "broker non-votes" will have no direct effect on the outcome of any proposal to be voted upon at the Annual General Meeting.

While abstentions will be counted towards the presence of a quorum, abstentions will not be included in the tabulation of the shares voting with respect to elections of directors or other matters to be voted upon at the Annual General Meeting. Therefore, abstentions will have no direct effect on the outcome of any proposal to be voted upon at the Annual General Meeting.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES AND WHO WILL PAY THEM?

We will pay all the costs of soliciting these proxies. Our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, is assisting us with the solicitation of proxies for a fee of $11,000 plus out-of-pocket expenses.

WHERE CAN I FIND THE VOTING RESULTS?

We will publish the voting results in a Form 8-K that we will file with the SEC by May 10, 2016. You will also be able to find this Form 8-K on our website at assuredguaranty.com/sec-filings by May 10, 2016.

WILL AGL'S INDEPENDENT AUDITOR ATTEND THE ANNUAL GENERAL MEETING?

PwC will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

DO DIRECTORS ATTEND THE ANNUAL GENERAL MEETING?

Our Corporate Governance Guidelines provide that directors are expected to attend our Annual General Meeting and any special meeting of shareholders we call to consider extraordinary business transactions, unless they are unable to do so as a result of special circumstances. All of our directors then in office other than Mr. Monro-Davies attended the Annual General Meeting that was held on May 6, 2015.

2016 PROXY STATEMENT	PAGE 11

CAN A SHAREHOLDER, EMPLOYEE OR OTHER INTERESTED PARTY COMMUNICATE DIRECTLY WITH OUR BOARD? IF SO, HOW?

Our Board provides a process for shareholders, employees or other interested parties to send communications to our Board.

•
Shareholders, employees or other interested parties wanting to contact the Board concerning accounting or auditing matters may send an e-mail to the Chairman of the Audit Committee at chmaudit@assuredguaranty.com

•
Shareholders, employees or other interested parties wanting to contact the Board, the independent directors, the Chairman of the Board, the chairman of any Board committee or any other director, as to other matters may send an e-mail to corpsecy@assuredguaranty.com. The Secretary has access to both of these e-mail addresses

•
Shareholders, employees or other interested parties may send written communications to the Board c/o Secretary, 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. Mail to Bermuda is not as prompt as e-mail

Communication with the Board may be anonymous. The Secretary will forward all communications to the Board to the Chairman of the Audit Committee or the Chairman of the Nominating and Governance Committee, who will determine when it is appropriate to distribute such communications to other members of the Board or to management.

WHOM SHOULD I CALL IF I HAVE ANY QUESTIONS?

If you have any questions about the Annual General Meeting or voting, please contact James M. Michener, our Secretary, at (441) 279-5702 or at jmichener@assuredguaranty.com. If you have any questions about your ownership of our Common Shares, please contact Robert Tucker, our Managing Director, Investor Relations and Corporate Communications, at (212) 339-0861 or at rtucker@assuredguaranty.com.

HOW DOES "HOUSEHOLDING" WORK?

Please note we may deliver a single copy of the Notice and, if applicable, a single set of our 2015 annual report to shareholders and our proxy statement, to households at which two or more shareholders reside, unless an affected shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities), as applicable, will, however, continue to be provided for each shareholder account. This procedure, referred to as "householding," reduces the volume of duplicate information received by shareholders, as well as our expenses. Upon written or oral request, we will promptly deliver, or arrange for delivery, of a separate copy of the Notice and, if applicable, a separate set of our annual report and other proxy materials to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, a separate set of our annual report and proxy materials, you may write or call Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, telephone (866) 540-7095. Shareholders currently sharing an address with another shareholder who wish to have only one copy of our Notice or annual report and other proxy materials delivered to the household in the future should also contact Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, telephone (866) 540-7095.

PAGE 12	ASSURED GUARANTY

CORPORATE GOVERNANCE

OVERVIEW

In General

Our Board of Directors maintains strong corporate governance policies.

•
We have reviewed internally and with the Board the rules of the SEC and the NYSE's listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards.

•
We have adopted Corporate Governance Guidelines covering issues such as executive sessions of the Board of Directors, director qualification standards (including independence), director responsibilities and Board self-evaluations.

•
Our Corporate Governance Guidelines contain our Categorical Standards for Director Independence.

•
We have adopted a Code of Conduct for our employees and directors and charters for each Board committee.

•
We recruited two new independent directors in 2015.

The full text of our Corporate Governance Guidelines (which contain our Categorical Standards for Director Independence), our Code of Conduct and each committee charter, are available on our website at assuredguaranty.com/governance. In addition, you may request copies of the Corporate Governance Guidelines, the Code of Conduct and the committee charters by contacting our Secretary via:

Telephone	(441) 279-5702
Facsimile	(441) 279-5701
e-mail	jmichener@assuredguaranty.com

Director Executive Sessions

The independent directors meet at regularly scheduled executive sessions without the participation of management or any director who is not independent and our non-management directors meet periodically at executive sessions without the participation of management. The Chairman of the Board is the presiding director for executive sessions of independent directors and non-management directors.

Other Corporate Governance Highlights

•
Our Board has a substantial majority of independent, non-management directors.

•
All members of the Audit, Compensation, Nominating and Governance, Finance, and Risk Oversight Committees are independent, non-management directors.

•
Our Audit Committee recommends to the Board, which recommends to the shareholders, the annual appointment of our independent auditor. Each year our shareholders are asked to authorize the Board, acting through its Audit Committee, to determine the compensation of, and the scope of services performed by, our independent auditor. The Audit Committee also has the authority to retain outside advisors.
2016 PROXY STATEMENT	PAGE 13

•
No member of our Audit Committee simultaneously serves on the audit committee of more than one other public company.

•
Our Compensation Committee has engaged a compensation consultant, Frederic W. Cook & Co., Inc., which we refer to as Cook, to assist it in evaluating the compensation of our Chief Executive Officer, whom we refer to as our CEO, based on corporate goals and objectives and, with the other independent directors, setting his compensation based on this evaluation. Cook has also assisted us in designing our executive compensation program. The Compensation Committee has conducted an assessment of Cook's independence and has determined that Cook does not have any conflict of interest.

•
We established an Executive Committee to exercise certain authority of the Board in the management of Company affairs between regularly scheduled meetings of the Board when it is determined that a specified matter should not be postponed to the next scheduled meeting of the Board. Our Executive Committee did not meet in 2015.

•
We have adopted a Code of Conduct applicable to all directors, officers and employees that sets forth basic principles to guide their day-to-day activities. The Code of Conduct addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws and regulations, including insider trading laws, and reporting illegal or unethical behavior.

•
In addition to AGL's quarterly Board meetings that last approximately two days each, our Board has an annual business review meeting to assess specific areas of our Company's operations and to learn about general trends affecting the financial guaranty industry. We also provide our directors with the opportunity to attend continuing education programs.

THE BOARD OF DIRECTORS

Our Board oversees our business and monitors the performance of management. The directors keep themselves up-to-date on our Company by discussing matters with our CEO, other key executives and our principal external advisors, such as outside legal counsel, outside auditors, investment bankers and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

The Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met four times during 2015. All of our directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of which they were a member held while they were in office during the year ended December 31, 2015.

DIRECTOR INDEPENDENCE

In February 2016, our Board determined that, other than Mr. Frederico, our CEO, all of our directors are independent under the listing standards of the NYSE. These independent directors constitute substantially more than a majority of our Board of Directors. In making its determination of independence, the Board applied its Categorical Standards for Director Independence and determined that no other material relationships existed between our Company and these directors. A copy of our Categorical Standards for Director Independence is available as part of our Corporate Governance Guidelines, which are available on our website at assuredguaranty.com/governance. In addition, as part of the independence determination, our Board monitors the independence of Audit and Compensation Committee members under rules of the SEC and NYSE listing standards that are applicable to members of the audit committee and compensation committee.

As part of its independence determinations, the Board considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with our Company.

PAGE 14	ASSURED GUARANTY

THE COMMITTEES OF THE BOARD

The Board of Directors has established an Audit Committee, a Compensation Committee, a Finance Committee, a Nominating and Governance Committee, a Risk Oversight Committee and an Executive Committee.

The Audit Committee	Chairman: G. Lawrence Buhl / 5 meetings during 2015

    Other Audit Committee members: Thomas W. Jones, Alan J. Kreczko, Michael T. O'Kane

The Audit Committee provides oversight of the integrity of our Company's financial statements and financial reporting process, our compliance with legal and regulatory requirements, the system of internal controls, the audit process, the performance of our internal audit program and the performance, qualification and independence of the independent auditor.

The Audit Committee is composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards.

The Board has determined that each member of the Audit Committee satisfies the financial literacy requirements of the NYSE and, except for Mr. Kreczko, is an audit committee financial expert, as that term is defined under Item 407(d) of the SEC's Regulation S-K. For additional information about the qualifications of the Audit Committee members, see their respective biographies set forth in "Proposal No. 1: Election of Directors."

The Compensation Committee	Chairman: Patrick W. Kenny / 4 meetings during 2015

    Other Compensation Committee members: G. Lawrence Buhl, Stephen A. Cozen, Simon W. Leathes

The Compensation Committee has responsibility for evaluating the performance of the CEO and senior management and determining executive compensation in conjunction with the independent directors. The Compensation Committee also works with the Nominating and Governance Committee and the CEO on succession planning.

The Compensation Committee is composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards.

The Compensation Committee held four meetings during 2015, including discussions with Cook to review executive compensation trends and peer group compensation data. As discussed above, Mr. Cozen is retiring upon the expiration of his term in May 2016.

The Finance Committee	Chairman: Michael T. O'Kane / 4 meetings during 2015

    Other Finance Committee members: Thomas W. Jones, Alan J. Kreczko, Yukiko Omura

The Finance Committee of the Board of Directors oversees management's investment of our Company's investment portfolio. The Finance Committee also oversees, and makes recommendations to the Board with respect to, our capital structure, dividends, financing arrangements, investment guidelines and any corporate development activities.

2016 PROXY STATEMENT	PAGE 15

The Nominating and Governance Committee	Chairman: Stephen A. Cozen / 4 meetings during 2015

    Other Nominating and Governance Committee members: Bonnie L. Howard, Patrick W. Kenny

The responsibilities of the Nominating and Governance Committee include identifying individuals qualified to become Board members, recommending director nominees to the Board and developing and recommending corporate governance guidelines. The Nominating and Governance Committee also has responsibility to review and make recommendations to the full Board regarding director compensation. In addition to general corporate governance matters, the Nominating and Governance Committee assists the Board and the Board committees in their self-evaluations.

As discussed above, Mr. Cozen is retiring upon the expiration of his term in May 2016. It is anticipated that Mr. Borges will join the Nominating and Governance Committee as Chairman after the 2016 Annual General Meeting. The Nominating and Governance Committee is composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards.

The Risk Oversight Committee	Chairman: Bonnie L. Howard / 4 meetings during 2015

    Other Risk Oversight Committee members: Simon W. Leathes, Yukiko Omura

The Risk Oversight Committee oversees management's establishment and implementation of standards, controls, limits, guidelines and policies relating to risk assessment and risk management. The Risk Oversight Committee focuses on both the underwriting and surveillance of credit risks and the assessment and management of other risks, including, but not limited to, financial, legal, operational and other risks concerning our Company's reputation and ethical standards.

The Executive Committee	Chairman: Francisco L. Borges / 0 meetings during 2015

    Other Executive Committee members: Dominic J. Frederico, Patrick W. Kenny, Simon W. Leathes

The Executive Committee was established in 2013 to have, and to exercise, certain of the powers and authority of the Board in the management of the business and affairs of our Company between regularly scheduled meetings of the Board when, in the opinion of a quorum of the Executive Committee, a matter should not be postponed to the next scheduled meeting of the Board. The Executive Committee's authority to act is limited by our Company's Bye-Laws, rules of the NYSE or applicable law or regulation and the Committee's charter.

HOW ARE DIRECTORS COMPENSATED?

In 2015, our Nominating and Governance Committee engaged Cook to conduct a comprehensive review and assessment of our non-employee director compensation program. Cook had previously reviewed this program in 2010. Cook evaluated the director compensation by comparing it against the compensation awarded to directors of companies in our executive compensation comparison group. (The compensation comparison group is discussed below under "Compensation Discussion and Analysis—Compensation Governance—Executive Compensation Comparison Group".) Cook also looked at a broader market segment using data from a 2014-2015 survey conducted by the National Association of Corporate Directors (NACD). Cook found that the structure of our director compensation program was generally consistent with comparison group policies and best practice design as recognized by the proxy advisory firms and investors, noting:

•
the absence of meeting fees, which simplifies pay program administration and avoids the implication that there is additional pay for meeting attendance;
PAGE 16	ASSURED GUARANTY

•
the use of committee member retainers to differentiate compensation among directors based on workload; the vesting of annual restricted stock awards over a one-year period, which protects against the possibility of director entrenchment;

•
the payment of additional retainers to the non-executive Chairman and committee chairs to recognize additional responsibilities and time commitment associated with the roles; and

•
meaningful stock ownership guidelines.

Cook found that our non-employee director compensation approximated the 75th percentile of both the comparison group and the NACD survey data, and in aggregate, approximated the median of the comparison group practice. Cook noted that although adjustments to director compensation levels were not required, increases could be considered for other reasons, such as the time commitment and expense associated with attending Board meetings in the United Kingdom. Cook also found that our non-executive Chairman retainer was below the 25th percentile of the comparison group practice, and between the 25th percentile and median of general industry practice, and that our committee chair incremental retainers in excess of the committee member retainers were below the 25th percentile of comparison group practice. Cook recommended that both of these retainers be reviewed for reasonableness and appropriateness in light of the market data and responsibilities and time commitment associated with those roles at our Company.

After considering Cook's analysis, the Nominating and Governance Committee increased the annual retainer of our non-management directors to $240,000 per year from $215,000 per year. We now pay $120,000 of the retainer in cash and $120,000 of the retainer in restricted stock. A director may elect to receive his or her entire annual retainer in restricted stock.

The restricted stock vests on the day immediately prior to the next Annual General Meeting following the grant of the stock. However, if, prior to such vesting date, either (i) a change in control (as defined in the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, as amended) of Assured Guaranty Ltd. occurs before the director terminates service on the Board or (ii) the director terminates service on the Board as a result of such director's death or disability, then the restricted stock will vest on the date of such change in control or the date of the director's termination of service, whichever is applicable. Grants of restricted stock receive cash dividends and have voting rights; the cash dividends accrue during the vesting period and are paid upon vesting.

Our share ownership guidelines require that each director own the greater of (i) at least 25,000 Common Shares or (ii) Common Shares with a market value of at least three times the maximum cash portion of the annual director retainer, before being permitted to dispose of any shares acquired as compensation from our Company. Once a director has reached the share ownership guideline, for so long as he or she serves on the Board, such director may not dispose of any Common Shares if such disposition would cause the director to be below the share ownership guideline. Vested restricted stock, vested restricted share units, which we refer to as RSUs (i.e., units for which Common Shares generally will be received by a director six months after termination of such director's service on the Board or, if earlier, January 1, 2017 as required by Internal Revenue Code (IRC) Section 457A), and purchased shares will all count toward the share ownership guideline. Our five longest serving directors meet our share ownership guidelines. Our five newer Board members (Ms. Howard, who joined the Board in August 2012; Mr. Leathes, who joined the Board in May 2013; Ms. Omura, who joined the Board in May 2014; and Messrs. Jones and Kreczko, who joined the Board in August 2015) are accumulating Common Shares toward their ownership goals.

In addition to the increase to the annual retainer described above, based on Cook's findings, the Nominating and Governance Committee also made the following changes to our director compensation program:

•
The Chairman of the Board receives an additional $125,000 annual retainer, representing an increase from $100,000 in the prior year.

•
The Chairman of each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Finance Committee and the Risk Oversight Committee receives an additional $30,000 annual retainer. Formerly, the committee chairs other than the Audit Committee chair received an additional $15,000 annual retainer.
2016 PROXY STATEMENT	PAGE 17

•
Members, other than the chairman, of each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Finance Committee and the Risk Oversight Committee receive an additional $15,000 annual retainer. Formerly, the committee members other than the Audit Committee members received an additional $10,000 annual retainer.

The Company generally will not pay a fee for attendance at board or committee meetings, although the Chairman of the Board has the discretion to pay attendance fees of $2,000 for extraordinary or special meetings; no such meetings took place in 2015. We do not pay a fee for being a member, or attending meetings, of the Executive Committee.

The following table sets forth our 2015 non-management director compensation, which was paid in May 2015, or in the case of Messrs. Jones and Kreczko, in August 2015, for the directors' committee assignments as of such date.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Francisco L. Borges(3)	$245,000	$120,000	$8,987	$373,987

G. Lawrence Buhl	$165,000	$120,000	$15,883	$300,883

Stephen A. Cozen	$165,000	$120,000	—	$285,000

Bonnie L. Howard	$165,000	$120,000	$15,399	$300,399

Thomas W. Jones	$150,000	$120,000	$16,160	$286,160

Patrick W. Kenny(4)	$165,000	$120,000	$15,499	$300,499

Alan J. Kreczko(5)	$150,000	$120,000	$11,076	$281,076

Simon W. Leathes(6)	$211,279	$120,000	—	$331,279

Robin Monro-Davies(7)	$41,697	—	—	$41,697

Michael T. O'Kane	$165,000	$120,000	$16,397	$301,397

Yukiko Omura	$150,000	$120,000	—	$270,000

(1)
Represents grant date fair value, rounded to the nearest $1,000.

(2)
Other compensation consists of matching gift donations which were paid to eligible charities in 2015 and reimbursement of business-related spousal travel paid in 2015.

(3)
The cash component of Mr. Borges' compensation was $245,000, which he elected to receive as additional restricted stock.

(4)
The cash component of Mr. Kenny's compensation was $165,000, of which he elected to receive $30,000 in additional restricted stock and the remainder in cash.

(5)
The cash component of Mr. Kreczko's compensation was $150,000, of which he elected to receive $120,000 in additional restricted stock and the remainder in cash.

(6)
The fees for Mr. Leathes include £41,352 (which was approximately $61,279 as of December 31, 2015) for serving as an independent director of our UK insurance subsidiaries, Assured Guaranty (UK) Ltd. and Assured Guaranty (Europe) Ltd.

(7)
Mr. Monro-Davies retired from our Board in May 2015 and did not receive any fees or stock awards for 2015 from Assured Guaranty Ltd. The fees for Mr. Monro-Davies consists of £28,137 (which was approximately $41,697 as of December 31, 2015) for serving as an independent director of Assured Guaranty (UK) Ltd. and Assured Guaranty (Europe) Ltd.
PAGE 18	ASSURED GUARANTY

The following table shows information related to director awards outstanding on December 31, 2015:

Name	Unvested Restricted Stock(1)	Vested Restricted Share Units	Vested Stock Options
Francisco L. Borges	14,044	6,859	7,658

G. Lawrence Buhl	4,617	15,535	7,026

Stephen A. Cozen	4,617	15,535	—

Bonnie L. Howard	4,617	—	—

Thomas W. Jones	4,876	—	—

Patrick W. Kenny	5,771	26,592	13,561

Alan J. Kreczko	9,752	—	—

Simon W. Leathes	4,617	—	—

Michael T. O'Kane	4,617	16,353	7,026

Yukiko Omura	4,617	—	—

(1)
Vests one day prior to the 2016 Annual General Meeting.

WHAT IS OUR BOARD LEADERSHIP STRUCTURE?

Our current Chairman of the Board is Francisco L. Borges. The position of CEO is held by Dominic Frederico.

While the Board has no fixed policy with respect to combining or separating the offices of Chairman of the Board and CEO, those two positions have been held by separate individuals since our 2004 initial public offering. We believe this is the appropriate leadership structure for us at this time. Mr. Borges and Mr. Frederico have had an excellent working relationship, which has continued to permit Mr. Frederico to focus on running our business and Mr. Borges to focus on Board matters, including oversight of our management. Mr. Borges and Mr. Frederico collaborate on setting agendas for Board meetings to be sure that the Board discusses the topics necessary for its oversight of the management and affairs of our Company. As Chairman of the Board, Mr. Borges sets the final Board agenda and chairs Board meetings, including executive sessions at which neither the CEO nor any other member of management is present. The Chairman of the Board also chairs shareholder meetings.

HOW DOES THE BOARD OVERSEE RISK?

The Board's role in risk oversight is consistent with our leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing risk exposure and the Board and its committees providing oversight in connection with these activities. Our Company's policies and procedures relating to risk assessment and risk management are overseen by our Board of Directors. The Board takes an enterprise-wide approach to risk management that is designed to support our business plans at a reasonable level of risk. A fundamental part of risk assessment and risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The Board of Directors annually approves our business plan, factoring risk management into account. The involvement of the Board in setting our business strategy is a key part of its assessment of management's risk tolerance and also a determination of what constitutes an appropriate level of risk for us.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk assessment and risk management. As discussed under "Committees of the Board," the Board has created a Risk Oversight Committee that oversees the standards, controls, limits, guidelines and

2016 PROXY STATEMENT	PAGE 19

policies that our Company establishes and implements in respect of credit underwriting and risk management. It focuses on management's assessment and management of both (i) credit risks and (ii) other risks, including, but not limited to, financial, legal and operational risks, and risks relating to our reputation and ethical standards. Our Risk Oversight Committee and Board pay particular attention to credit risks we assume when we issue financial guaranties. In addition, the Audit Committee of the Board of Directors is responsible for reviewing policies and processes related to the evaluation of risk assessment and risk management, including our major financial risk exposures and the steps management has taken to monitor and control such exposures. It also reviews compliance with legal and regulatory requirements. The Finance Committee of the Board of Directors oversees the investment of the Company's investment portfolio and the Company's capital structure, financing arrangements and any corporate development activities in support of the Company's financial plan. The Nominating and Governance Committee of the Board of Directors oversees risk at the Company by developing appropriate corporate governance guidelines and identifying qualified individuals to become board members.

As part of its oversight of executive compensation, the Compensation Committee reviews compensation risk. The Compensation Committee oversaw the performance of a risk assessment of our employee compensation programs to determine whether any of the risks arising from our compensation programs are reasonably likely to have a material adverse effect on us. Since January 2011, the Compensation Committee has retained Cook to perform an annual review of each of our compensation plans and identify areas of risk and the extent of such risk. The Compensation Committee directs that our Chief Risk Officer work with Cook to perform such risk assessment and to be sure that compensation risk is included in our enterprise risk management system. In conducting this assessment, Cook performs a systemic, qualitative review of all of our incentive compensation programs and reviews its findings with our Chief Risk Officer for completeness and accuracy. Cook seeks to identify any general areas of risk or potential for unintended consequences that exist in the design of our compensation programs and to evaluate our incentive plans relative to our enterprise risks to identify potential areas of concern, if any.

Cook undertook a risk assessment most recently in 2016 and concluded that our incentive plans are well-aligned with sound compensation design principles and do not encourage behaviors that would create material risk for our Company. Our Chief Risk Officer reviewed their findings and agreed with their conclusion. Based on this update, the Compensation Committee continued to find that there is an appropriate balance between the risks inherent in our business and our compensation program.

HOW ARE DIRECTORS NOMINATED?

In accordance with its charter, the Nominating and Governance Committee identifies potential nominees for directors from various sources. The Nominating and Governance Committee:

•
Reviews the qualifications of potential nominees to determine whether they might be good candidates for membership on the Board of Directors

•
Reviews the potential nominees' judgment, experience, independence, understanding of our business or other related industries and such other factors as it determines are relevant in light of the needs of the Board of Directors and our Company

•
Selects qualified candidates and reviews its recommendations with the Board of Directors, which will decide whether to nominate the person for election to the Board of Directors at an Annual General Meeting. Between Annual General Meetings, the Board, upon the recommendation of the Nominating and Governance Committee, can approve additions to the Board

Although we do not have a formal Board diversity policy, we do believe that diversity among members of the Board is an important consideration and is critical to the Board's ability to perform its duties and various roles. Accordingly, in recommending nominees, the Board considers a wide range of individual perspectives and backgrounds in addition to diversity in professional experience and training. Our Board is currently composed of individuals from different disciplines, including lawyers, accountants and individuals who have industry, finance, executive and international experience, and is

PAGE 20	ASSURED GUARANTY

composed of both men and women and citizens of the United States, the United Kingdom and Japan. Our Corporate Governance Guidelines address diversity of experience, requiring the Nominating and Governance Committee to review annually the skills and attributes of Board members within the context of the current make-up of the full Board. Our Corporate Governance Guidelines also provide that Board members should have individual backgrounds that when combined provide a portfolio of experience and knowledge that will serve our governance and strategic needs. The Nominating and Governance Committee will consider Board candidates on the basis of a range of criteria including broad-based business knowledge and contacts, prominence and sound reputation in their fields as well as having a global business perspective and commitment to good corporate citizenship. Our Corporate Governance Guidelines specify that directors should represent all shareholders and not any special interest group or constituency. The Nominating and Governance Committee annually reviews its own performance. In connection with such evaluation, the Nominating and Governance Committee assesses whether it effectively nominates candidates for director in accordance with the above described standards specified by the Corporate Governance Guidelines. See each nominee's biography appearing later in this proxy statement for a description of the specific experience that each such individual brings to our Board.

Our Corporate Governance Guidelines additionally specify that directors should be able and prepared to provide wise and thoughtful counsel to top management on the full range of potential issues facing us. Directors must possess the highest personal and professional integrity. Directors must have the time necessary to fully meet their duty of due care to the shareholders and be willing to commit to service over the long term.

The Nominating and Governance Committee will consider a shareholder's recommendation for director but has no obligation to recommend such candidates for nomination by the Board of Directors. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for candidates for election, the shareholder should send it to: Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. No person recommended by a shareholder will become a nominee for director and be included in a proxy statement unless the Nominating and Governance Committee recommends, and the Board approves, such person.

If a shareholder desires to nominate a person for election as director at a shareholders meeting, that shareholder must comply with Article 14 of AGL's Bye-Laws, which requires notice no later than 90 days prior to the anniversary date of the immediately preceding Annual General Meeting. This time period has passed with respect to the 2016 Annual General Meeting. With respect to the 2017 Annual General Meeting, AGL must receive such written notice on or prior to February 4, 2017. Such notice must describe the nomination in sufficient detail to be summarized on the agenda for the meeting and must set forth:

•
the shareholder's name as it appears in AGL's books

•
a representation that the shareholder is a record holder of AGL's shares and intends to appear in person or by proxy at the meeting to present such proposal

•
the class and number of shares beneficially owned by the shareholder

•
the name and address of any person to be nominated

•
a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such other person or persons, pursuant to which the nomination or nominations are to be made by the shareholder

•
such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the SEC's proxy regulations

•
the consent of each nominee to serve as a director of AGL, if so elected
2016 PROXY STATEMENT	PAGE 21

COMPENSATION COMMITTEE INTERLOCKING AND INSIDER PARTICIPATION

The Compensation Committee of our Board of Directors has responsibility for determining the compensation of our executive officers. None of the members of the Compensation Committee is a current or former officer or employee of our Company. No executive officer of our Company serves on the compensation committee of any company that employs any member of the Compensation Committee.

WHAT IS OUR RELATED PERSON TRANSACTIONS APPROVAL POLICY AND WHAT PROCEDURES DO WE USE TO IMPLEMENT IT?

Through our committee charters, we have established review and approval policies for transactions involving our Company and related persons, with the Nominating and Governance Committee taking the primary approval responsibility for transactions with our executive officers and directors and the Audit Committee taking the primary approval responsibility for transactions with 5% shareholders. No member of these committees who has an interest in a transaction being reviewed is allowed to participate in any decision regarding any such transaction.

Our Nominating and Governance Committee charter requires the Nominating and Governance Committee to review and approve or disapprove of all proposed transactions with executive officers and directors that, if entered into, would be required to be disclosed pursuant to Item 404 of Regulation S-K, the SEC provision which requires disclosure of any related person transaction with our Company that exceeds $120,000 per fiscal year. The Nominating and Governance Committee must also review reports, which our General Counsel provides periodically, and not less often than annually, regarding transactions with executive officers and directors (other than compensation) that have resulted, or could result, in expenditures that are not required to be disclosed pursuant to Item 404 of Regulation S-K.

Our Audit Committee charter requires our Audit Committee to review and approve or disapprove all proposed transactions with any person owning more than 5% of any class of our voting securities that, if entered into, would be required to be disclosed pursuant to Item 404 of Regulation S-K. In addition, our Audit Committee charter requires the Audit Committee to review reports regarding such transactions, which our General Counsel provides to the Audit Committee periodically, and not less often than annually, regarding transactions with any persons owning more than 5% of any class of the voting securities of AGL that have resulted, or could result, in expenditures that are not required to be disclosed pursuant to Item 404 of Regulation S-K. Our Audit Committee charter also requires the Audit Committee to review other reports and disclosures of insider and affiliated party transactions which our General Counsel provides periodically, and not less often than annually.

Our General Counsel identifies related party transactions requiring committee review pursuant to our committee charters from transactions that are:

•
disclosed in director and officer questionnaires (which must also be completed by nominees for director) or in certifications of Code of Conduct compliance

•
reported directly by the related person or by another employee of our Company

•
reported by our Chief Financial Officer based on a list of directors, executive officers and known 5% shareholders

If we have a related person transaction that requires committee approval in accordance with the policies set forth in our committee charters, we either seek that approval before we enter into the transaction or, if that timing is not practical, we ask the appropriate committee to ratify the transaction.

WHAT RELATED PERSON TRANSACTIONS DO WE HAVE?

From time to time, institutional investors, such as large investment management firms, mutual fund management organizations and other financial organizations become beneficial owners (through aggregation of holdings of their

PAGE 22	ASSURED GUARANTY

affiliates) of 5% or more of a class of our voting securities and, as a result, are considered "related persons" under the SEC's rules. These organizations may provide services to us. In 2015, the following transactions occurred with investors who reported beneficial ownership of 5% or more of our voting securities.

As indicated in "Which Shareholders Own More Than 5% of Our Common Shares," Wellington Management Group LLP (formerly Wellington Management Company, LLP) owns approximately 9.12% of AGL's Common Shares outstanding as of March 7, 2016. In December 2009, before Wellington Management Group LLP owned more than 5% of our Common Shares, we appointed Wellington Management Group as investment manager to manage certain of our investment accounts. As of December 31, 2015, Wellington Management Group managed approximately $2.3 billion of our investment assets, which is approximately 21% of our total fixed maturity and short-term investment portfolio. In 2015, we incurred expenses of approximately $1.9 million related to investment management agreements with Wellington Management Group.

DID OUR INSIDERS COMPLY WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING IN 2015?

Our executive officers and directors are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. We believe that all of our executive officers and directors complied with all filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis during fiscal year 2015.

2016 PROXY STATEMENT	PAGE 23

PROPOSAL NO. 1: ELECTION OF DIRECTORS

GENERAL

Our Bye-Laws provide for a maximum of 21 directors and empower our Board of Directors to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next Annual General Meeting. The Board may appoint any person as a director to fill a vacancy on the Board occurring as the result of any existing director being removed from office pursuant to the Bye-Laws or prohibited from being director by law; being or becoming bankrupt or making any arrangement or composition with his or her creditors generally; being or becoming disqualified, of unsound mind, or dying; or resigning. The Board may also appoint a person as a director to fill a vacancy resulting from an increase in the size of the Board or a vacancy left unfilled at an Annual General Meeting.

Our Board currently consists of 11 members. Mr. Cozen discussed with the Board the possibility of his retiring upon the expiration of his term in May 2016. Based on these conversations, the Board did not nominate Mr. Cozen for re-election at the 2016 Annual General Meeting.

Assuming election of the nominees listed in Proposal No. 1 below, there will be 10 members of the Board of Directors following this Annual General Meeting. Following the recommendation of the Nominating and Governance Committee, our Board of Directors has nominated Francisco L. Borges, G. Lawrence Buhl, Dominic J. Frederico, Bonnie L. Howard, Thomas W. Jones, Patrick W. Kenny, Alan J. Krezcko, Simon W. Leathes, Michael T. O'Kane and Yukiko Omura as directors of AGL. Proposal No. 1 is Item 1 on the proxy card.

Our directors are elected annually to serve until their respective successors shall have been elected.

The board of directors recommends that you vote "FOR" the election of the nominees as directors of AGL.

It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the next Annual General Meeting.

We have set forth below information with respect to the nominees for election as directors. There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

PAGE 24	ASSURED GUARANTY

NOMINEES FOR DIRECTOR

FRANCISCO L. BORGES

Mr. Borges, age 64, became a director of AGL in August 2007, and has been Chairman of our Board of Directors since May 2015. He is Chairman of Landmark Partners, LLC, an alternative investment management firm where he has been employed since 1999. Prior to joining Landmark, Mr. Borges was managing director of GE Capital's Financial Guaranty Insurance Company and capital markets subsidiaries. Mr. Borges is a former Treasurer for the State of Connecticut and a former Deputy Mayor of the City of Hartford, Connecticut. Mr. Borges serves on the board of directors for Connecticut Public Broadcasting Network, the University of Connecticut Health Center, the Knight Foundation, and Millbrook School. He is also a member of the board of directors of Davis Selected Funds, where he serves on the Pricing Committee and Leucadia National Corporation, where he serves on the Audit Committee and the Nominating & Governance Committee.

Mr. Borges has expertise in finance arising from his experience structuring and marketing financial guaranty insurance. In addition, his public service background has given him insight on public finance. His current position gives Mr. Borges insights into the financial markets in which the Company operates. Each of these areas is important to our business.

G. LAWRENCE BUHL

Mr. Buhl, age 69, became a director of AGL upon completion of our 2004 initial public offering. Through 2003, Mr. Buhl served as the Regional Director for Insurance Services in Ernst & Young LLP's Philadelphia, New York and Baltimore offices and as audit engagement partner for insurance companies, including those in the financial guaranty industry. Mr. Buhl began in 2004 to serve as a director for Harleysville Group, Inc. (NASDAQ: HGIC) and its majority shareholder, Harleysville Mutual Insurance Company, through their 2012 merger/combination with Nationwide Mutual Insurance Company and served on an Advisory Board to Nationwide through April 2014. Mr. Buhl is also a member of the Board of Sponsors of the Sellinger School of Business and Management of Loyola University Maryland.

Mr. Buhl's insurance and Board experience and his knowledge of specific financial reporting requirements applicable to financial guaranty companies and familiarity with compliance, finance, governance, control environment and risk management requirements and processes for public companies and the financial guaranty industry benefit the Board in its deliberations and oversight.

DOMINIC J. FREDERICO

Mr. Frederico, age 63, has been a director of AGL since our 2004 initial public offering, and the President and Chief Executive Officer of AGL since 2003. Mr. Frederico served as Vice Chairman of ACE Limited from 2003 until 2004 and served as President and Chief Operating Officer of ACE Limited and Chairman of ACE INA Holdings, Inc. from 1999 to 2003. Mr. Frederico was a director of ACE Limited from 2001 through May 2005. From 1995 to 1999 Mr. Frederico served in a number of executive positions with ACE Limited. Prior to joining ACE Limited, Mr. Frederico spent 13 years working for various subsidiaries of the American International Group.

Mr. Frederico has the most comprehensive knowledge of all aspects of our operations as well as executive experience. He also has extensive industry experience, which makes him valuable both as an officer and as a director of AGL.

2016 PROXY STATEMENT	PAGE 25

BONNIE L. HOWARD

Bonnie L. Howard, age 62, became a director of AGL in August 2012. Ms. Howard has more than 30 years of experience in credit, risk management and financial reporting policies. She worked at Citigroup, Inc. from 2003 to 2011, serving as Chief Auditor from 2004 to 2011 and Global Head of Control and Emerging Risk from 2010 to 2011, leading a team of over 1,500 professionals covering $1.9 trillion of assets in over 100 countries, until her retirement in 2011. She was previously Managing Director of Capital Markets Audit at Fleet Boston Financial and a Managing Director at JPMorgan in the roles of Deputy Auditor and head of Global Markets Operational Risk Management. Ms. Howard is a certified public accountant in the United States and has over a decade of experience with KPMG and Ernst and Young. Ms. Howard currently serves on the board of directors of BMO Financial Corp., where she is a member of the risk oversight, compliance and audit committees. She is also a member of the board of directors of BMO Harris Bank N.A., where she is Chair of the Directors' Trust Committee and a member of the audit committee.

Ms. Howard's background in audit, finance and enterprise risk management is valuable to the Board in its oversight of our financial reporting and credit and risk management policies.

THOMAS W. JONES

Mr. Jones, age 66, became a director of Assured Guaranty Ltd. in August 2015. Mr. Jones is the founder and senior partner of venture capital firm TWJ Capital LLC. Prior to founding TWJ Capital in 2005, he was the chief executive officer of Global Investment Management at Citigroup, which included Citigroup Asset Management, Citigroup Alternative Investments, Citigroup Private Bank and Travelers Life & Annuity. Earlier, he held a series of positions at TIAA-CREF, including vice chairman and director, president and chief operating officer, and executive vice president and chief financial officer, and at John Hancock Mutual Life Insurance Company, where he rose to senior vice president and treasurer. He began his career in public accounting and management consulting, primarily at Arthur Young & Company (predecessor to Ernst & Young).

Mr. Jones is a current director of Altria Group, where he is a member of the compensation, finance and audit committees. A trustee emeritus of Cornell University, Mr. Jones has served on numerous boards in the past, including those of the Federal Reserve Bank of New York (where he was vice chairman), Freddie Mac, Travelers Group, Fox Entertainment Group, Pepsi Bottling Group and TIAA-CREF.

Mr. Jones' background has given him extensive experience in investment management and in the operations of large financial institutions, which is valuable to the Board. His previous service on the boards of other financial services companies and the Federal Reserve Bank of New York is also important to the Board and Board committee deliberation.

PAGE 26	ASSURED GUARANTY

PATRICK W. KENNY

Mr. Kenny, age 73, became a director of AGL upon completion of our 2004 initial public offering. He served as the President and Chief Executive Officer of the International Insurance Society in New York, an organization dedicated to fostering the exchange of ideas through a program of international seminars and sponsored research, from 2001 to 2009. From 1998 to 2001, Mr. Kenny served as executive vice president of Frontier Insurance Group, Inc. From 1995 to 1998, Mr. Kenny served as senior vice president of SS&C Technologies. From 1988 to 1994, Mr. Kenny served as Group Executive, Finance & Administration and Chief Financial Officer of Aetna Life & Casualty. Mr. Kenny serves on the board of directors of several Voya funds. Until December 2009, Mr. Kenny was a director and member of the audit and the compensation committees of Odyssey Re Holdings Corp. Mr. Kenny was also a director of the Independent Order of Foresters from 1997 to 2009.

Mr. Kenny has extensive insurance industry experience, including executive experience within the industry. In addition, the Board benefits from Mr. Kenny's experience as an accountant.

ALAN J. KRECZKO

Mr. Kreczko, age 64, became a director of Assured Guaranty Ltd. in August 2015. Mr. Kreczko retired from The Hartford Financial Services Group, Inc. ("The Hartford") on December 31, 2015. He served as executive vice president and general counsel of The Hartford, a role he assumed in June 2007, until June 2015. In that capacity, Mr. Kreczko oversaw the law department, government affairs, compliance and communications. Additionally he chaired the company's Environment Committee. From June 2015 until December 2015, he served as Special Advisor to the CEO.

He joined The Hartford in 2003 after 27 years in public service at the United States Department of State, where he held various senior positions. As the Acting Assistant Secretary of State for Population, Refugees and Migration, he led the department's response to humanitarian crises in conflict situations, including Afghanistan, Timor, and West Africa. Before that, Mr. Kreczko served as special assistant to President Clinton and legal advisor to the National Security Council. Earlier, he participated in sensitive bilateral and multilateral negotiations as deputy general counsel to the Department of State and as legal advisor to the personal representatives for Middle East negotiations of Presidents Carter and Reagan. Mr. Kreczko serves on the board of directors of the Mark Twain House and as a trustee of the Boys and Girls Clubs of Hartford. Mr. Kreczko has been nominated by President Obama to be a member of the Internal Revenue Service Oversight Board.

Mr. Kreczko's lengthy service in senior legal and policy positions both in the federal government and in the insurance industry and the global and governmental perspective he has gained are valuable to the Board.

2016 PROXY STATEMENT	PAGE 27

SIMON W. LEATHES

Mr. Leathes, age 68, joined the Board of AGL in May 2013. Since 2012, Mr. Leathes has been a non-executive director of HSBC Bank plc and is chairman of its risk committee and a member of its audit committee and its nomination and remuneration committee; he is also a member of the risk committees of the Global Banking and Markets division and the Commercial Banking division of HSBC and a non-executive director and member of the audit and finance committees of HSBC Trinkaus & Burkhardt AG. In December 2011, he became an independent, non-executive director of the Company's U.K. insurance subsidiaries, Assured Guaranty (Europe) Ltd. and Assured Guaranty (UK) Ltd. Since 1996, Mr. Leathes has served as a non-executive director of HSB-Engineering Insurance Ltd., a UK subsidiary of Munich Re, where he is the chairman of the audit and finance committee.

Mr. Leathes served as Vice Chairman and Managing Director of Barclays Capital, the investment banking subsidiary of Barclays plc, from January 2001 until his retirement in December 2006. In addition, he served from 2001 to 2010 as a non-executive director of Kier Group plc, a company listed on the London Stock Exchange, where he also served as chairman of the audit committee and a member of the remuneration and nominations committees. Until June 2014, Mr. Leathes served as the chairman of the trustees of the Kier Group Pension Scheme.

Mr. Leathes's considerable experience in investment and risk management, as well the institutional knowledge gained through his directorships of the Company's U.K. affiliates, is valuable to the Board and its committees.

MICHAEL T. O'KANE

Mr. O'Kane, age 70, became a director of AGL in August 2005. Until his retirement in August 2004, Mr. O'Kane was employed at TIAA-CREF (financial products) in a number of different capacities since 1986, most recently as Senior Managing Director, Securities Division. Since 2006, Mr. O'Kane served as a director of Jefferies Group, Inc., where he was a member of the audit, compensation and governance committees. In March 2013, Jefferies merged into Leucadia National Corporation and Mr. O'Kane became a director of Leucadia, where he also serves on the audit and compensation committees.

Mr. O'Kane's background has given him considerable experience in investment and risk management, both of which are key aspects of our business and are important to the Board and Board committee deliberation.

PAGE 28	ASSURED GUARANTY

YUKIKO OMURA

Yukiko Omura, age 60, joined the Board of AGL in May 2014. She is a non-executive member of the Board of Directors of GuarantCo (established by the Private Infrastructure Development Group organization), where she is chair of the Asset and Liability Management Committee and a member of the Audit and New Business committees, a Supervisory Board Member of Amatheon Agri Holding N.V., and an Advisory Board Member of CG/LA Infrastructure and Frontier Markets. Ms. Omura is also a non-executive director of Nishimoto HD Co. Ltd. She served as Undersecretary General and Vice President of the International Fund for Agricultural Development (IFAD) and, prior to that, as Executive Vice President and CEO of the Multilateral Investment Guarantee Agency (MIGA) of the World Bank Group.

Ms. Omura began her career as a project economist with the Inter American Development Bank, working in the infrastructure sector. She then worked at several major investment banks in Tokyo, New York and London. At JP Morgan, she worked in M&A and derivatives, launched the emerging markets operations in Tokyo and led EMSTAR (Emerging Markets Sales, Trade and Research) Marketing for Northern Europe, out of London. Subsequently, Ms. Omura served as Senior Vice President and Head of Emerging Markets Asia, and then as Head of Credit Business, Asia, at Lehman Brothers. She then became Managing Director and Head of the Global Fixed Income and Derivatives Department for UBS Japan. Following a merger with SBC, Ms. Omura became the new head of the merged bank's Global Fixed Income and Derivatives Department, after which she joined Dresdner Bank as Managing Director and Head of Global Markets and Debt Office, Japan.

In 2002, Ms. Omura created the HIV/AIDS Prevention Fund, a charitable company based in London.

Ms. Omura brings more than 30 years of international professional experience in the financial sector working in all major financial centers of the world. Her global experience adds considerable value to the Board.

2016 PROXY STATEMENT	PAGE 29

INFORMATION ABOUT OUR COMMON SHARE OWNERSHIP

HOW MUCH STOCK IS OWNED BY DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS?

The following table sets forth information, as of March 7, 2016, the record date for our Annual General Meeting, except as otherwise expressly provided, regarding the beneficial ownership of our Common Shares by our directors and executive officers whose compensation is reported in the compensation tables that appear later in this proxy statement, to whom we refer as our named executive officers, and by our directors and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the Common Shares under the column "Common Shares Beneficially Owned." The Common Shares listed for each director and executive officer constitute less than 1% of our outstanding Common Shares, except that Mr. Frederico beneficially owns approximately 1.32% of our Common Shares. The Common Shares beneficially owned by all directors and executive officers as a group constitute approximately 2.50% of our outstanding Common Shares.

Name of Beneficial Owner	Common Shares Beneficially Owned		Unvested Restricted Common Shares(1)	Restricted Share Units(2)	Common Shares Subject to Option(3)
Robert A. Bailenson	90,870		—	151,084	69,558

Francisco L. Borges	178,216		14,044	6,859	7,658

Russell B. Brewer II	75,971		—	110,706	29,362

G. Lawrence Buhl	35,710		4,617	15,535	7,026

Stephen A. Cozen	52,145	(4)	4,617	15,535	—

Dominic J. Frederico	970,558	(5)	—	833,155	678,722

Bonnie L. Howard	15,554		4,617	—	—

Thomas W. Jones	5,000		4,876	—	—

Patrick W. Kenny	34,268		5,771	26,592	13,561

Alan J. Kreczko	—		9,752	—	—

Simon W. Leathes	5,784		4,617	—	—

James M. Michener	238,353		—	129,650	139,362

Michael T. O'Kane	31,160		4,617	16,353	7,026

Yukiko Omura	2,360		4,617	—	—

Bruce E. Stern	74,767		—	72,226	24,925

All directors and executive officers as a group (16 individuals)	1,893,668		62,145	1,473,240	1,032,619

(1)
The reporting person has the right to vote (but not dispose of) the Common Shares listed under "Unvested Restricted Common Shares."
PAGE 30	ASSURED GUARANTY

(2)
The Common Shares associated with restricted share units are not deliverable as of March 7, 2016 or within 60 days of March 7, 2016 and therefore cannot be voted or disposed of within such time period. As a result, these shares are not considered beneficially owned under SEC rules. We include them in the table above, however, because we view them as an integral part of share ownership by our directors and executive officers. Mr. Borges, Mr. Buhl, Mr. Cozen, Mr. Kenny and Mr. O'Kane each hold share units, including dividend accruals, which have vested and will be generally deferred at least six months after the termination of such director's service on the Board or, if earlier, January 1, 2017 as required by IRC Section 457A. Our executive officers have restricted share units that vest on specified anniversaries of the date of the award, with Common Shares delivered upon vesting.

  This column includes 297,131, 23,062 and 37,907 share units allocated to Mr. Frederico, Mr. Michener and Mr. Bailenson, respectively, and 28,872 share units allocated to another executive officer, due to their elections to invest a portion of their respective Assured Guaranty Ltd. Supplemental Employee Retirement Plan or Assured Guaranty Corp. Supplemental Executive Retirement Plan accounts in an employer stock fund.

(3)
Represents Common Shares which the reporting person has the right to acquire as of March 7, 2016 or within 60 days of March 7, 2016 pursuant to options. The options have terms of either ten years or seven years from the date of grant.

(4)
Includes shares owned by Mr. Cozen's spouse over which Mr. Cozen has the power to direct the voting and disposition.

(5)
Includes shares owned by Mr. Frederico's spouse and daughter, and shares owned by a family trust, over which Mr. Frederico has the power to direct the voting and disposition.

WHICH SHAREHOLDERS OWN MORE THAN 5% OF OUR COMMON SHARES?

The following table shows all persons we know to be direct or indirect owners of more than 5% of our Common Shares as of the close of business on March 7, 2016, the record date for the Annual General Meeting, except to the extent indicated. On March 7, 2016, 135,836,108 Common Shares were outstanding, including 62,145 unvested restricted Common Shares. Our information is based on reports filed with the SEC by each of the firms listed in the table below. You may obtain these reports from the SEC.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	12,389,025	(1)	9.12%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	11,922,714	(2)	8.78%

Fine Capital Partners, L.P. 590 Madison Ave., 27th Floor New York, NY 10022	6,854,610	(3)	5.05%

(1)
Based on a Schedule 13G/A filed by Wellington Management Group LLP on February 11, 2016, reporting the amount of securities beneficially owned as of December 31, 2015. Wellington Management Group LLP has shared voting power over 10,041,863 shares and shared dispositive power over 12,389,025 shares.

(2)
Based on a Schedule 13G/A filed by The Vanguard Group on February 10, 2016, reporting the amount of securities beneficially owned as of December 31, 2015. The Vanguard Group has sole voting power over 102,041 shares, shared voting power over 7,900 shares, sole dispositive power over 11,821,873 shares and shared dispositive power over 100,841 shares.

(3)
Based on a Schedule 13G/A filed by Fine Capital Partners, L.P. on February 16, 2016, reporting the amount of securities beneficially owned as of December 31, 2015. Fine Capital Partners, L.P. has shared voting and dispositive power over 6,854,610 shares.
2016 PROXY STATEMENT	PAGE 31

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS—SUMMARY

Summary

Our executive compensation program is designed to attract and retain talented and experienced business leaders who drive our corporate strategies and build long-term shareholder value.

The guiding principles of our program are:

We assess performance using pre-established measures of success that are tied to our key business strategies. We encourage balanced performance, measured relative to financial, non-financial and share price goals, and discourage excessive risk taking or undue leverage by avoiding too much emphasis on any one metric or on short-term results.

2015 Highlights

In 2015, we earned record operating income of $699 million, or $4.69 per share, and increased our operating shareholders' equity per share and adjusted book value per share to record levels of $43.11 and $61.18, respectively. We also increased our financial strength by deleveraging our insured portfolio; in 2015, we terminated $3.9 billion of insured exposure. We have reduced our ratio of net par outstanding to operating shareholders' equity from 157:1 at December 31, 2009 to 60:1 at December 31, 2015. These results were driven in part by our accomplishment of the following key objectives:

We increased new business production, with contributions from our U.S. public finance, international infrastructure and global structured finance business.

  •
  We increased present value of new business production (PVP) by 7% over 2014.

  •
  2015 marked our second consecutive year of PVP growth.
PAGE 32	ASSURED GUARANTY

We further managed our capital, primarily by returning excess capital to our shareholders through repurchases of our Common Shares and quarterly dividends.

  •
  We returned approximately $627 million during 2015 through repurchasing shares ($555 million) and dividends ($72 million).

  •
  Over the last three years we have distributed approximately $1.6 billion to our shareholders through share repurchases and dividends, representing over 59% of our market capitalization at December 31, 2012.

We improved our financial results by using alternative strategies, including making an acquisition and reassuming previously ceded business.

  •
  We closed on our acquisition of Radian Asset Assurance, which, on the closing date (April 1, 2015), added $570 million to our adjusted book value ($3.73 on a per share basis), $193 million to our operating shareholders' equity ($1.26 on a per share basis), and $654 million to our claims-paying resources.

  •
  We reassumed previously ceded business totaling $855 million of par, receiving the unearned premium, outstanding loss and loss adjustment reserve plus a commutation premium.

We created value from our insured portfolio through loss mitigation and other loss recovery strategies.

  •
  In 2015 we essentially completed our active pursuit of those who had provided representations and warranties for our residential mortgage transactions, bringing the cumulative benefit of this strategy since 2008 to $4.2 billion.

  •
  We negotiated a restructuring support agreement with Puerto Rico Electric Power Authority; if implemented, the agreement will result in no principal or interest loss on the bonds we insure and commit us to provide some additional financing to them.

  •
  We purchased $945 million par of loss mitigation bonds for $815 million.

We achieved these results despite a persistently challenging business environment.

  •
  Over the last six years, municipal bond yields have been at historically low levels and credit spreads have been tight (by one measure they were tighter in December 2015 than they have been since October 2008), making our product less attractive to issuers.

  •
  We continued to face competition in an already tight market from a second financial guaranty insurer that focuses on a smaller portion of the market than we do and provided price competition in those markets where we overlap.

We also controlled expenses by reducing headcount and closing certain offices, and expect our 2015 arrangement to move our U.S. companies to a smaller office in the summer of 2016 to result in present value savings.

The achievements described in this section were important considerations in determining the compensation of our named executive officers (whom we refer to as our executive officers) for the year, and are discussed in more detail under "2015 Executive Performance."

2016 PROXY STATEMENT	PAGE 33

Our Total Shareholder Return

For the fourth year in a row, the price of our Common Shares continued to improve, closing at $26.43 on December 31, 2015. The table below compares the total shareholder return (TSR) on our Common Shares against the S&P 500 Financial Index on a one-, two- and three-year basis through December 31, 2015.

Total Shareholder Return

2015 Results Against Targets

In November 2014, the Compensation Committee established five financial performance goals for our executive officers for the 2015 performance year, based on the business plan that the Board of Directors reviewed and approved at that time. The table below summarizes our 2015 results against these goals. Further detail regarding the performance of our executive officers against these goals may be found under "2015 Executive Performance—2015 Results Against Targets."

PAGE 34	ASSURED GUARANTY

A Snapshot of Our CEO's 2015 Compensation

For 2015, 89% of Mr. Frederico's compensation constituted incentive compensation: 39% was in the form of a performance-based cash incentive that was awarded based on measuring performance against financial performance goals and non-financial objectives set at the beginning of the year and 50% was in the form of a long-term equity-based incentive, with half of that award subject to achieving pre-established share price hurdles. Based on Mr. Fredrico's achievements over 2015, including especially the prominent role our Company has assumed in the restructuring of the debt of Puerto Rico and its related authorities and public corporations and the successful acquisition and integration of Radian Asset Assurance, the Compensation Committee granted Mr. Frederico more incentive compensation for the 2015 performance year than in the prior performance year.

In recognition that Mr. Frederico's base salary had remained relatively stable over the previous five years and in 2014 was in approximately the 25th percentile of our executive compensation comparison group, and in light of Mr. Frederico's achievements during that period and the importance of maintaining Mr. Frederico's leadership in the future, the Compensation Committee granted Mr. Frederico a $200,000 increase in his base salary in February 2015. Mr. Frederico's base salary was not increased for 2016.

As a result of last year's decision to increase his base salary and this year's decision to increase his incentive compensation, Mr. Frederico received a compensation package for the 2015 performance year 11.8% higher than he received for the 2014 performance year, and composed of the following:

For 2014, Mr. Frederico received the following compensation:

(1)
Represents the Compensation Committee's target nominal value.

2016 PROXY STATEMENT	PAGE 35

Executive Compensation Program Structure and Process

Overview of Philosophy and Design

Our executive compensation program is designed to recognize and reward outstanding achievement and to attract, retain and motivate our executive officers in a competitive environment. We maintain an ongoing dialog with our shareholders and incorporate their feedback into our program so that the program is aligned with their interests.

We Align Pay with Performance

Our program rewards performance by having more variable and performance-based compensation at the most senior levels. We use a mix of variable at-risk compensation with different time horizons and payout forms to provide an incentive for both annual and long-term sustained performance. The Compensation Committee assesses the performance of our executive officers from both a financial and a non-financial perspective, using pre-established goals.

Our executive officers can receive a cash incentive, which is performance-based. They can also receive a long-term equity incentive, 50% of which is performance-based and vests at the end of a three-year performance period if we achieve an average share price target, and 50% of which is time-based and vests at the end of a three-year period. The long-term equity incentive is structured to encourage retention and a long-range mindset.

Executive Compensation is Closely Tied to Long-Term Performance

The compensation program is structured with upside potential for superior executive achievements, but also the possibility of reduced compensation if executives are unable to successfully execute the Company's strategies. By increasing management's motivation to enhance shareholder value over the long term, our compensation program aligns executive officer and shareholder interests.

For the 2015 performance year, the compensation package for the executive officers contains three principal elements.

Principal Elements of Executive Compensation Package	Performance Measures
Base Salary	Based on responsibilities, skill set and experience, and market measures
Cash Incentive Compensation	Cash reward for performance against annual financial performance goals and progress against strategic non-financial objectives that we expect to drive our growth over the moderate to long term
Long-Term Equity Incentives	50% performance share units that may be earned over a 3-year performance period based on share price targets
50% restricted stock units that vest at the end of a 3-year period

The Decision-Making Process

The Compensation Committee, composed solely of independent directors, is responsible for all decisions about our executive officer compensation. The Compensation Committee works closely with Cook, the Chairman of the Board and management to examine pay and performance matters throughout the year. In order to determine compensation for the 2015 performance year, the Compensation Committee and the Chairman of the Board met with Cook with and without management present.

PAGE 36	ASSURED GUARANTY

The Compensation Committee conducts in-depth reviews of performance and then applies judgment to make compensation decisions. The Compensation Committee believes its process, described below, is an effective way to assess the quality of performance, risk management and leadership demonstrated by Mr. Frederico and the senior management team.

•
In August and November, the Compensation Committee reviews our corporate performance for the year to date, as well as progress of each executive officer against individual performance goals.

•
In November, the Compensation Committee reviews and approves the metrics and goals in our performance framework and certain of the executive officer performance goals for the upcoming year, and begins to formulate its compensation decisions with respect to current year performance.

•
In February, the Compensation Committee makes final decisions with respect to the executive compensation for the previous year's performance and on the executive officer performance goals for the upcoming year.

In making its compensation decisions, the Compensation Committee follows a five-step approach:

Outreach on Our Executive Compensation Program

At the beginning of 2015, in response to a decline in shareholder support of our executive compensation program, as evidenced by investors holding 61% of the Common Shares voting to approve our say-on-pay proposal at our 2014 Annual General Meeting, the Compensation Committee modified the executive officer compensation that would be awarded for 2015 performance.

The changes were made after an extensive evaluation of the executive compensation program. During that process, we contacted holders of 64% of our Common Shares and invited them to discuss our executive compensation program directly with the chairman of the Compensation Committee, who at that time was Mr. Borges. Mr. Borges ultimately spoke with investors holding 35% of our Common Shares. After assessing which compensation and governance practices were priorities for our investors, Mr. Borges also spoke to one of the proxy advisory services, which had recommended that our investors vote against the say-on-pay proposal in 2014, to discuss their concerns. As a result of this engagement, four significant design changes emerged from the Compensation Committee's work.

2016 PROXY STATEMENT	PAGE 37

•
Adoption of a formula-based cash incentive plan

•
Change in the mix of long-term incentive compensation to emphasize equity rather than cash

•
Modification of the new performance share unit awards in order to reward sustained growth

•
Revision of the composition of the executive compensation comparison group

After the changes were implemented, at our 2015 Annual General Meeting, investors holding over 98% of the Common Shares voting approved our say-on-pay proposal. Both of the proxy advisory firms of Institutional Shareholder Services Inc. and Glass, Lewis & Co. LLC recommended that our investors vote in support of our say-on-pay proposal.

As the Compensation Committee began to determine compensation for the 2015 performance year, we again sought to engage with our shareholders to discuss their concerns and recommendations. We contacted holders of 67% of our Common Shares and invited them to speak with Mr. Kenny, the new chairman of the Compensation Committee. Mr. Kenny spoke with investors holding approximately 23% of our Common Shares; holders of another approximately 5% specifically responded that they did not need to speak with us because they were comfortable with the executive compensation program. The investors we spoke to indicated they were pleased with the 2015 changes to the executive compensation program, and on the whole found the changes to be thoughtful and appropriate. Most shareholders were not prescriptive about plan design, and instead were more interested in seeing that results were aligned appropriately with performance. Some investors observed that because the executive compensation program was changed recently, it would be reasonable to see the outcome of the modifications over the next few years before considering new changes to implement.

Components of Our Executive Compensation Program

For the 2015 performance year, the compensation package for the executive officers consists of three principal elements.

Base Salary

The Compensation Committee establishes each executive officer's base salary in consultation with Cook. The amount is based on the executive officer's responsibilities, skills and experience, as well as market measures. The level of an executive officer's base salary reflects the Compensation Committee's view of the contribution that executive officer has consistently made to our Company's success over several years and the continuing importance of that executive officer to our Company's future. The Compensation Committee considers Cook's analysis of the base salaries paid to executive officers in the Company's executive compensation comparison group in evaluating the base salaries of the executive officers. For example, Mr. Frederico's base salary in 2014, the most recent year for which such information is available, was in the 25th percentile of the Company's executive compensation comparison group.

Cash Incentive Compensation

The Compensation Committee uses a formulaic approach to award cash incentive compensation in order to enhance the transparency of our process. The amount of cash incentive compensation is determined based on the extent to which the executives achieve certain pre-established performance targets. The Compensation Committee uses a two-step process for granting and paying annual cash incentive compensation awards to its executive officers.

For the first step, in order for the payment of cash incentive compensation to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, the Compensation Committee annually establishes a performance goal based on performance metrics, and awards the cash incentive to the executive officers pursuant to the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, as amended (LTIP), subject to such performance goal being met. If the performance goal is not met, no cash incentive will be awarded to the executive officers for such year. If the performance goal is met, a cash pool is established pursuant to which payments can be made to the executive officers subject to limitations contained in the LTIP and to further limitations established by the Compensation Committee in the grant.

PAGE 38	ASSURED GUARANTY

For the second step, if the Section 162(m) performance goal has been met for a particular performance year, the Compensation Committee uses discretion to determine the actual amount of the cash incentive compensation payable to each executive officer for such performance year based on factors and criteria as determined by the Compensation Committee, provided that such discretion cannot be used to increase the amount that was determined to be payable to each executive officer pursuant to the first step. For an applicable performance year, the Compensation Committee establishes target financial performance goals for the Company and individual non-financial objectives for the executive officers. The targets are derived from the Company's business plan for the performance year. Performance relative to the pre-established target financial performance goals and individual non-financial objectives is the primary driver of the final cash incentive compensation determined by the Compensation Committee in applying its discretion.

The cash incentive compensation is linked 67% to financial performance goals and 33% to non-financial objectives. Each of the five financial performance goals has a weighting of 13.4% (for a total of 67%); the Compensation Committee believes these goals are the most important for assessing Assured Guaranty's performance. The non-financial objectives also take into account the nature of our business. The Compensation Committee believes qualitative goals are necessary to fully evaluate the annual achievements that benefit our shareholders, and it does not individually weight the non-financial objectives because it believes it is more appropriate to evaluate the level of achievement of all of the objectives in their totality.

The financial performance goals for all the executive officers and the non-financial objectives for Mr. Frederico, our CEO, are set out below. For the executive officers other than Mr. Frederico, the Compensation Committee evaluates the extent to which those executives contributed to Mr. Frederico's non-financial objectives and the extent of such executives' personal achievements of their individual non-financial objectives, which are discussed under "2015 Compensation Decisions of Other Executive Officers."

2016 PROXY STATEMENT	PAGE 39

The financial performance goals that the Compensation Committee uses to assess our Company's performance are described in greater detail below.

Based on the executive officer's achievements of these priorities, the individual payouts of the cash incentive for 2015 are calculated as follows:

PAGE 40	ASSURED GUARANTY

The Compensation Committee assigns each executive an Individual Target Cash Incentive Amount, which is calculated as a multiple (we call this the Individual Target Cash Incentive Multiple) of the executive officer's base salary. The amounts of the base salary and Individual Target Cash Incentive Multiples vary by individual based on the executive officer's position and level of responsibility, historic pay level and Cook's advice about the compensation practices of companies in our comparison group. The current Individual Target Cash Incentive Multiples for the executive officers are:

Executive Officer	2015 Individual Target Cash Incentive Multiple (of Base Salary)
Dominic Frederico, Chief Executive Officer	2.50x

James M. Michener, General Counsel	2.00x

Robert A. Bailenson, Chief Financial Officer	2.00x

Russell B. Brewer II, Chief Surveillance Officer	2.00x

Bruce E. Stern, Executive Officer	1.75x

Then, for each executive, the Compensation Committee calculates and aggregates the weighted achievement scores for the financial performance goals and the individual non-financial objectives. When assessing the level of achievement and assigning scores for the year, the Compensation Committee takes into account the difficulty of achieving particular goals or objectives. The Compensation Committee has discretion to assign achievement scores of up to 200% for outstanding performance and achievement scores of down to 0% for performance below target based on its view of the level of achievement attained for each financial performance goal and each individual non-financial objective.

Finally, the cash compensation amount for each executive officer is determined in accordance with the following formula: (i) the Individual Target Cash Incentive Amount multiplied by (ii) the sum of the weighted achievement scores for the financial performance goals and the individual non-financial objectives.

Long-Term Equity Incentives

In addition to the cash incentive compensation, the Compensation Committee awards long-term incentive compensation in the form of our Common Shares. Half of the nominal value of the award is in the form of performance share units (which we refer to as PSUs) that may be earned over a 3-year performance period based on share price targets, and the other half is in the form of RSUs that vest at the end of a 3-year period. Details about the individual awards are set out in "2015 CEO Performance Review Process and Decisions" and "2015 Compensation Decisions of Other Executive Officers" below.

Performance Share Units

Each performance share unit represents a contingent right to receive up to two of our Common Shares. The Compensation Committee awards performance share units with the intent of aligning executive pay with our Company's performance, as measured by the price of our Common Shares.

The percentage of performance share units an executive can earn is based on the price of our Common Shares over a 3-year performance period. For each 40 consecutive trading day sequence that occurs during a performance period, we calculate the average price of a Common Share as traded on the New York Stock Exchange during that time. The highest average is used to determine whether a share price hurdle has been reached, and consequently, the percentage of the performance share units that has been earned. Beginning with performance share unit awards granted for the 2014 performance year, the Compensation Committee provided that only sequences occurring in the second half of the 3-year performance period can be considered when the Compensation Committee determines the highest average share price over 40 consecutive trading days. The Compensation Committee believes that because performance share units generally do not vest until the performance period ends, the executive officers have an incentive to sustain the price of the Common Shares.

2016 PROXY STATEMENT	PAGE 41

Results of Grant for the 2012 Performance Year (2013-2015 Performance Period)

In considering the structure of the awards for 2015 performance, the Compensation Committee evaluated the results of the grant of performance share units for the 2012 performance year at the conclusion of the 3-year performance period (2013-2015) for that grant. The Compensation Committee also reviewed the results of a grant of performance stock options made in that year. (In response to shareholder concerns about the complexity of the compensation mix, the Compensation Committee stopped granting performance stock options after the 2012 performance year.)

The following table shows the percentage of performance share units and performance stock options granted for the 2012 performance year that could be earned if the highest average share price over 40 consecutive trading days occurring in the 2013-2015 performance period reached the stated share price hurdles. Straight line interpolation is used to calculate percentages between prices.

Highest 40 consecutive trading day average share price hurdle	Performance Share Units Earned	Performance Stock Options Earned
$18	35%	35%

$24	100%	50%

$30	200%	100%

In the 2013-2015 performance period, the highest average share price over any 40 consecutive trading days was $28.25. As a result, 171% of the performance share units and 85% of the performance stock options were earned and vested at the end of the performance period. For illustrative purposes, in the case of an executive officer who received $315,000 target nominal amount of performance-based equity compensation in February 2013, his award has the following value, when calculated based on the $23.73 closing price of one of our Common Shares on February 5, 2016, the last trading day prior to the February 7, 2016 vesting date:

	Compensation Committee Target Value	Equity Granted	Percentage Earned	Value of Equity
Performance share units	$210,000	8,000	171%	$324,413

Performance stock options(1)	$105,000	12,170	85%	$46,687

TOTAL	$315,000			$371,100

(1)
The exercise price for these options was $19.24.

In granting the performance-based equity, the Compensation Committee wanted to motivate the executive officers to work diligently to increase the share price by providing upside potential if the share price did rise, while providing no benefit if the share price did not improve or if the executive officer ceased to be employed by us at the end of the performance period.

Value of the Performance Share Unit Awards

In considering the structure of the awards for 2015 performance, the Compensation Committee and Cook considered the following elements of the performance share units that determine their value:

•
Methodology for calculating whether the share price hurdle has been reached

•
Share price hurdles and vesting percentage at each hurdle

Calculation Methodology. For the performance share unit awards granted for the 2012 and 2013 performance years, any 40 consecutive trading day sequence occurring during the relevant 3-year performance period could generate the highest average share price.

PAGE 42	ASSURED GUARANTY

For the performance share unit awards granted for the 2014 performance year, in response to shareholder feedback that the executive officers may not have an incentive to maintain the price of the Common Shares when amounts can be earned at any point during the performance period, and that the share price at the end of the performance period may be lower than the price at which the performance share units were earned, the Compensation Committee strengthened the alignment between executive pay and our Company's performance by providing that only sequences occurring in the second half of the 3-year performance period can be considered when the Compensation Committee determines the highest average share price over 40 consecutive trading days. Allowing performance share units to be earned only in the last half of the performance period mitigates concerns that short-term gains may yield payouts even if long-term performance lags. For the performance share unit awards granted for the 2015 performance year, the Compensation Committee determined it would be appropriate to continue the approach of utilizing a measurement period that occurs during the second half of the 3-year performance period.

Share Price Hurdles. The Compensation Committee also reviewed the rigor of the share price hurdles and the vesting percentage at each hurdle. For the performance share units granted for the 2014 performance year, the following table shows the percentage that could be earned if the highest average share price over 40 consecutive trading days occurring in the second half of the 2015-2017 performance period reaches the stated share price hurdles.

Highest 40 consecutive trading day average share price hurdle	% Earned
$28	50%

$32	100%

$36	200%

The Compensation Committee asked Cook to prepare analysis in favor of increasing the share price hurdles. Cook presented data on the one-, three- and five-year compound annual growth rates of the S&P 500 Financial Index, our Company's comparison group median stock price, and the stock price of a subset of certain companies within the comparison group in order to obtain hypothetical minimum and maximum ranges for the hurdles. Cook then applied the ranges to the average share price over 40 consecutive trading days as of a recent date of the analysis, and utilized those results to generate proposed higher share price hurdles.

The Compensation Committee considered other factors, including that the average share price over 40 consecutive trading days as of February 22, 2016, the day before the Compensation Committee meeting, was $24.43 and would have to increase by nearly 15% in order for the first share price hurdle at $28 to be achieved; such an increase was approximately 50% more than the required amount of increase for the prior year grant. In addition, the first share price hurdle constituted 65% of operating shareholders' equity per share as of December 31, 2015. The Compensation Committee also considered the limitations of the comparison group and the performance of the stock market over the past three years.

The Compensation Committee discussed the major factors that have recently affected our share price, noting the negative impact of concerns about China's economy, the low price of crude oil, and developments in Puerto Rico. Although the last factor constituted risk that we had underwritten, the other factors were not directly related to our business and some of the exposure to Puerto Rico had been acquired through acquisitions of companies that were, on the whole, advantageous even considering the increased exposure to Puerto Rico.

The Compensation Committee ultimately maintained the share price hurdles and vesting percentages at the current levels for the performance share units granted for the 2015 performance year. It found such targets to be rigorous, because it believed we would need to make substantial progress toward resolving our exposure to the Commonwealth of Puerto Rico in order to reach the hurdles, but at the same time achievable, and therefore effective in incentivizing superior management performance.

2016 PROXY STATEMENT	PAGE 43

Restricted Stock Units

Each restricted stock unit represents a right to receive one of our Common Shares at the end of a three-year vesting period. The Compensation Committee awards RSUs with the intent of providing executives with long-term incentive compensation the value of which increase as our Company achieves its strategies. The Compensation Committee believes this incentivizes executives to remain with the Company and help build shareholder value over the long term.

2015 Executive Performance

Accomplishments

In 2015, our executive officers accomplished their key strategic objectives. These achievements helped us earn record operating income of $699 million, or $4.69 per share, and increase our operating shareholders' equity per share and adjusted book value per share to record levels of $43.11 and $61.18, respectively. These achievements also contributed to our increasing our financial strength by deleveraging our portfolio; during 2015, we terminated $3.9 billion of insured exposure. We have reduced our ratio of net par outstanding to operating shareholders' equity from 157:1 at December 31, 2009 to 60:1 at December 31, 2015. These results were important considerations in determining our executive officers' compensation for the year.

We increased new business production, with contributions from our U.S. public finance, international infrastructure and global structured finance businesses. In 2015, we recorded a present value of new business production, or PVP, of $179 million — 7% more than in 2014. This represents the second time that PVP increased year over year since our combination with Financial Security Assurance Inc. in 2009. In the U.S. public finance market, we continued to lead the market with a 60% share of all insured new-issue par and 54% of the insured transactions.

We continued to manage our capital, primarily by returning excess capital to our shareholders through repurchases of our Common Shares and our quarterly dividends. Our long-term goal is to increase new business production to a level that utilizes all of the capital being released by the amortization of our current book of business. This has been difficult in the current market environment, with its sustained period of low interest rates and tight credit spreads. In response, we have engaged in a multi-year effort to return a portion of excess capital to our shareholders. In 2015, we repurchased 21 million Common Shares for $555 million, at an average price of $26.43 per share, representing a substantial discount to both operating shareholders' equity per share and adjusted book value per share. For the fourth year in a row, in February 2015 we increased our quarterly dividend, this time by 9%. We raised our quarterly dividend again in February 2016, bringing the total increase in quarterly dividend payments since November 2011 to 189%. Over the three-year period ended December 31, 2015, through share repurchases and dividends we returned $1.6 billion of excess capital, or 59% of our market capitalization at December 31, 2012. We also took steps to increase our capital flexibility by obtaining regulatory approval for AGM and AGC to reassume contingency reserves from AG Re and to release contingency reserves.

PAGE 44	ASSURED GUARANTY

We improved our financial results by making an acquisition and reassuming previously ceded business. In 2015 we closed on our acquisition of Radian Asset Assurance, which, at closing, increased our adjusted book value by $570 million ($3.73 on a per share basis), our operating shareholders' equity by $193 million ($1.26 on a per share basis) and our claims-paying resources by $654 million. We also reassumed previously ceded business totaling $855 million of par, receiving the unearned premium, outstanding loss and loss adjustment reserve plus a commutation premium.

We created value from our insured portfolio through loss mitigation and other loss recovery strategies. We are moving past the effects of the financial crisis, completing our last significant settlement with a provider of residential mortgage-backed securities representations and warranties, which we refer to as RMBS R&W. We were an early market leader in this area, and our efforts have produced a cumulative net benefit to the Company since 2008 of approximately $4.2 billion. The year 2015 also saw us terminate or resolve a number of poorly performing or otherwise problematic transactions, including RMBS transactions and the Chicago Skyway toll road, which was refinanced in February 2016, eliminating our exposure to this credit. We intensified a major effort to avoid or mitigate losses related to the Commonwealth of Puerto Rico, which bore its first fruit with the signing of a restructuring and support agreement with the Puerto Rico Electric Power Authority in December 2015 that will, if implemented, result in no principal or interest loss on the bonds we insure and commit us to provide some additional financing to them. We also continued our loss mitigation bond purchase efforts, purchasing $945 million in par for $815 million.

Challenges

Our executive officers achieved these results despite a persistently challenging business environment.

Persistently Low Interest Rate Environment in the United States

Over the last six years, municipal bond yields in the U.S. have been at historically low levels. In fact, the average daily interest rate for the widely followed AAA 30-year Municipal Market Data index published by Thomson Reuters was 35 basis points lower during 2015 than in 2014, when they were already low by historical standards. In this environment, investors have been more willing to purchase lower rated municipal bonds at tighter credit spreads (that is, the difference in yield between a municipal bond with a rating of less than triple-A and that of an index of triple-A municipal bonds of similar maturity) than was typical in other environments, driving down credit spreads. Our financial guaranty insurance reduces the cost of issuance for an issuer by reducing the credit spread an investor demands to buy the insured bond rather than a comparable uninsured bond. With absolute interest rates so low and credit spreads so tight, some issuers are less willing to pay a premium for us to insure their bonds because the insurance may not substantially reduce their cost of issuance.

2016 PROXY STATEMENT	PAGE 45

Persistent Competition in Some Markets

Based on third-party compilations, we estimate that we insured approximately 60% of the par of insured U.S. public finance bonds issued in the primary market in 2015. In comparison, a second financial guaranty insurer that focuses on a smaller portion of the market than we do provided price competition in those markets where we overlap, and insured 38% of the par. This competitor is effective in competing with us for small to medium-sized U.S. public finance transactions in certain sectors, and its pricing and underwriting strategies have a negative impact on the amount of premium we are able to charge for our insurance for such transactions. A third financial guaranty insurer insured the remaining 2% balance. We expect the continued presence of these competitors in the market will affect our insured volume as well as the amount of premium we are able to charge, especially in the current environment of low interest rates and tight credit spreads.

While these conditions constrained pricing, we maintained our underwriting discipline and were able to improve pricing as the year progressed. We believe this demonstrates that growth in demand was driven by improved perception of our guaranty's fundamental value.

2015 Results Against Targets

In November 2014, the Compensation Committee established five financial performance goals for our executive officers for the 2015 performance year, based on a business plan that the Board of Directors reviewed and approved at that time.

All of the 2015 financial performance goal targets were set above 2014 targets and 2014 actual results, except that the 2015 target for operating ROE was set at the 2014 target and below 2014 actual results, and the 2015 target for operating income per diluted share was set below the 2014 target and actual results. The Compensation Committee viewed all of the 2015 targets as challenging. The Compensation Committee believed that operating income and operating ROE were likely to be lower in 2015 than in 2014 because of the anticipated decline of earned premium resulting from the projected amortization of our insured portfolio as well as reduced opportunities for recoveries on residential mortgage-backed securities representations and warranties, since we were nearing completion of that activity. The Compensation Committee set the operating income and operating ROE 2015 targets in relation to the anticipated decline and at levels that it believed would be challenging, despite being at or below 2014 targets and 2014 actual results for these measures.

The Compensation Committee viewed the 2015 PVP target it set as particularly challenging, since it was above the actual 2014 PVP, which included a meaningful amount of PVP from our insurance of restructured bonds issued by the City of Detroit for its water and sewer systems. The 2015 PVP target it set required our executive officers to make up for the absence of such a transaction in 2015 and then to write even more PVP to meet the target.

The Compensation Committee was aware that, given the anticipated decline of earned premium resulting from projected amortization and reduced opportunities for recoveries on residential mortgage-backed bond representations and warranties, the executive officers also would be required to manage losses and control expenses to meet all of the targets but PVP. The Compensation Committee also viewed the 2015 targets as challenging in light of current market conditions, particularly interest rate levels.

PAGE 46	ASSURED GUARANTY

In 2015, we achieved or exceeded all but one of the financial performance goals.

•
We exceeded our goal for operating income per diluted share by 80%; our operating income per diluted share of $4.69 was a new record. Operating income was higher than target due primarily to our acquisition of Radian Asset Assurance and higher net earned premiums and credit derivative revenues, offset in part by higher loss expense. The increase in net earned premiums and credit derivative revenues was due to transactions that the issuers refunded and termination of insured exposure, as well as our acquisition of Radian Asset Assurance.

•
Operating shareholders' equity per share and ABV per share reached their highest levels in our history, propelled by our efficient management of capital, our acquisition of Radian Asset Assurance, recoveries from our loss mitigation activities, gains on reassumptions of previously ceded business and the generation of PVP through the underwriting of new business.

•
We exceeded our goal for operating ROE by 76%. Operating ROE was higher than target due primarily to the increase in operating income. Our returning excess capital to our shareholders through repurchases of our Common Shares also had a favorable impact on operating ROE.

•
We missed the first financial goal (PVP), but only by 7%. Our 2015 PVP exceeded by 7% our 2014 PVP (which included premium from our insurance of restructured bonds issued by the City of Detroit for its water and sewer systems), and exceeded by 27% our 2013 PVP. This represents the second time that PVP increased year over year since our combination with Financial Security Assurance. In the U.S. public finance market, we wrote 60% of the total insured par and 54% of the total number of insured transactions in 2015, reflecting increased bond insurance penetration in that market. The achievement is significant in light of our maintaining our pricing discipline despite the challenging business environment we continue to face due to prevailing low interest rates, tight credit spreads and competition.

The weighted average achievement score resulting from the Company's success in exceeding all but one of its financial performance goals in 2015 was 79.8%, as described under "2015 CEO Performance Review Process and Decisions—Cash Incentive", and was the primary component of each executive officer's total achievement score used to calculate that executive officer's cash incentive compensation amount.

2016 PROXY STATEMENT	PAGE 47

2015 CEO Performance Review Process and Decisions

Overview

In light of Mr. Frederico's achievements in the 2015 performance year, as detailed below, the Compensation Committee awarded him total compensation of $10,152,000, an 11.8% increase over his total compensation for the 2014 performance year, composed of the following:

	2015 Performance Year Compensation		2014 Performance Year Compensation
Fixed Compensation—Base Salary(1)	$1,150,000		$950,000

Incentive Compensation

Cash Incentive Compensation	$4,002,000		$3,629,000

Long-Term Performance-Based Equity	$2,500,000	(2)	$2,250,000	(2)

Long-Term Time-Based Equity	$2,500,000	(2)	$2,250,000	(2)

Total Direct Compensation	$10,152,000		$9,079,000

(1)
Mr. Frederico's 2015 salary was established in February 2015. The Compensation Committee has maintained Mr. Frederico's base salary for the 2016 performance year at $1,150,000.

(2)
Represents Compensation Committee target nominal value for the relevant performance year.

The compensation package presented in the table above is different from the SEC-required disclosure in the Summary Compensation Table on page 63 and is not a substitute for the information in that table. Rather, it is intended to show how the Compensation Committee linked Mr. Frederico's compensation and its components to our performance results and his achievements for the prior year. The base salary is paid during the performance year, while all of the components of the incentive compensation is based on achievements during the performance year and so is awarded in the first part of the following year. In its evaluation of Mr. Frederico's compensation for the 2015 performance year, the Compensation Committee also considered that Mr. Frederico had received during 2015 payouts under grants made in February 2012, 2013 and 2014 under our Performance Retention Plan, but from the perspective that those grants were made in those years for achievements in the 2011, 2012 and 2013 performance years. The last award made to executive officers under the Performance Retention Plan was in February 2014.

Base Salary

In February 2015 the Compensation Committee chose to increase Mr. Frederico's 2015 base salary by $200,000 in recognition that his salary had remained relatively stable for five years and in 2014 was in approximately the 25th percentile of our executive compensation comparison group, and in light of Mr. Frederico's achievements during that period and the importance of maintaining Mr. Frederico's strategic leadership in the future. In each of the five years during which Mr. Frederico's base salary remained relatively stable, despite an often challenging market for the Company's financial guaranty insurance product, Mr. Frederico was able to find innovative ways to achieve success for our Company, including, for example, his loss mitigation initiatives (especially with respect to residential mortgage-backed securities), the addition of value through acquisitions and the reassumption of previously ceded business, capital management through the return to shareholders of excess capital, the purchase of insured securities for loss mitigation purposes and terminations of insured exposure. Given the base salary increase Mr. Frederico received in 2015, in February 2016 the Compensation Committee chose to maintain Mr. Frederico's 2016 base salary at the same level as his 2015 base salary.

Cash Incentive

To determine Mr. Frederico's cash incentive, as discussed above under "Executive Compensation Program Structure and Process—Components of Our Executive Compensation Program—Cash Incentive Compensation," the Compensation

PAGE 48	ASSURED GUARANTY

Committee used a formula that involved aggregating the weighted achievement scores for certain financial performance goals and individual non-financial objectives, and multiplying the result by his Individual Target Cash Incentive Amount. The financial performance goals were based on the business plan for the upcoming year that the Board of Directors reviewed and approved in November 2014. The non-financial objectives were established taking into account the nature of our business, which requires qualitative goals to fully evaluate the annual achievements that benefit our shareholders.

In reviewing Mr. Frederico's 2015 performance scorecard, the Compensation Committee determined that he had had a very strong year. In particular, the Compensation Committee found that Mr. Frederico should be recognized for the prominent role that our Company has assumed in the restructuring of the debt of the Commonwealth of Puerto Rico and its related authorities and public corporations, including negotiating and entering into a restructuring and support agreement with Puerto Rico Electric Power Authority, and commencing a lawsuit to challenge the constitutionality of the attempted clawback of revenues by the Commonwealth from certain related authorities and public corporations. The Compensation Committee observed that significant additional work remained to be done that would require Mr. Frederico's leadership. The Compensation Committee also wanted to reward Mr. Frederico for his success in acquiring Radian Asset Assurance and quickly integrating its insured and investment portfolios within ours. In addition, the Compensation Committee noted Mr. Frederico's achievement in the area of settlements with respect to our distressed insured exposure.

Applying the cash incentive formula resulted in the following achievement score for Mr. Frederico:

2015 Targets	2015 Results	Weighting	2015 Achievement Score (0%–200%)	Weighted Non-Financial Achievement Score
Financial Performance Goals					
PVP	$192 million	$179 million	13.4%	85%	11.4%
Operating income per diluted share	$2.61	$4.69	13.4%	150%	20.1%
Operating shareholders' equity per share	$42.32	$43.11	13.4%	105%	14.1%
Operating ROE	6.7%	11.8%	13.4%	150%	20.1%
ABV per share	$59.24	$61.18	13.4%	105%	14.1%
Total Financial Goal Score			**67.0%**		**79.8%**
Non-Financial Objectives					
Strategy and leadership	Described in detail in the following table	Described in detail in the following table	33%	180%	59.4%
Active management of all potential loss transactions					
Maintain current ratings for AGC, AGM, MAC and AG Re					
Best practice risk management					
Management development and succession planning					
Non-Financial Objective Score					**59.4%**
Achievement Score					**139.2%**

2016 PROXY STATEMENT	PAGE 49

Non-Financial Objectives	2015 Results
Strategy and Leadership—Articulate a clear strategy and lead effective implementation of business plan to grow direct business and take advantage of reinsurance opportunities.

•

Leverage our rating and financial strength to maintain viable public finance bond insurance market; implement a long-term program to market the value of bond insurance to existing and new distribution channels; write budgeted PVP in U.S. and U.K.

•

Attempt to purchase available bond insurance portfolios; reassume previously ceded portfolios.

•

Maintain regulatory authority to insure infrastructure and structured finance obligations in U.S. and internationally.

•

Maintain liquidity at AGL for corporate purposes.

•

Use alternate strategies to create shareholder value.

•

Lower annual expenses by $15 million.

•

Wrote $179 million of PVP.

•

Consummated acquisition of Radian Asset Assurance for $804.5 million, which at closing increased ABV by $570 million ($3.63 on a per share basis), operating shareholders' equity by $193 million ($1.26 on a per share basis) and claims-paying resources by $654 million.

•

Entered into commutation agreements to reassume ceded business consisting of approximately $855 million par. Received the unearned premium outstanding as of the commutation dates, outstanding loss and loss adjusted premium reserve, plus a commutation premium.

•

Obtained regulatory approval for AGM and AGC to reassume the third and final increment of contingency reserves from AG Re; aggregate contingency reserves reassumed over three years amounted to $522 million, which increased unencumbered assets at AG Re.

•

Obtained regulatory approval to release $443 million of contingency reserves.

•

Completed $555 million of Common Share repurchases (excluding commissions), consisting of 21.0 million shares at average price of $26.43 per share.

•

Reduced headcount and closed certain offices.

•

Finalized a lease for new, smaller office space in New York that is expected to result in present value savings.

•

Closing share price of $26.43 represents a 3.50% total return for 2015 and a 96.06% total return on a 3-year basis.

PAGE 50	ASSURED GUARANTY

Non-Financial Objectives	2015 Results
Active management of all potential loss transactions, including pursuit of RMBS representation and warranty collections and servicing transfers; minimize losses from Puerto Rico.

•

Managed exposure to the Commonwealth of Puerto Rico and its related authorities and public corporations by, among other things, negotiating and entering into a restructuring and support agreement that contemplates the consensual restructuring of insured Puerto Rico Electric Power Authority revenue bonds and commencing a lawsuit to challenge the constitutionality of attempted clawback of revenues by the Commonwealth from certain related authorities and public corporations.

•

Mitigated exposure to Chicago Skyway toll road in connection with the sale of the concession and refinancing of the insured obligations, which resulted in the elimination of our exposure in February 2016.

•

Mitigated exposure to poorly performing transactions acquired from Radian Asset Assurance, including reaching a settlement on a distressed reinsurance credit and terminating certain credit default swaps.

•

Mitigated exposure to certain other poorly performing credits and reduced leverage by terminating certain other credit default swaps.

•

Settled last significant claim for residential mortgage-backed securities breaches of representations and warranties.

•

Purchased bonds for loss mitigation purposes. As of December 31, 2015, we held $1.9 billion par of loss mitigation securities.

•

Settled on favorable terms litigation commenced by Lehman Brothers Holdings Inc. and Lehman Brothers Special Financing Inc. in the U.S. in connection with our termination of two credit default transactions.

Financial Strength Ratings—Maintain current ratings for subsidiaries AGC, AGM, Municipal Assurance Corp. and AG Re.

•

Finalized documentation for a new aggregate excess of loss reinsurance treaty for 2016 at a lower price than the one in effect for 2015.

•

Maintained S&P rating of AA (stable) for Assured Guaranty group.

•

Maintained Kroll Bond Rating Agency rating of AA+ (stable) for AGM and MAC.

•

Maintained Moody's ratings at current levels except for AG Re and AGRO ratings dropped at our request.

•

Obtained A.M. Best rating of A+ (superior) for AGRO.

2016 PROXY STATEMENT	PAGE 51

Non-Financial Objectives	2015 Results
Strive for AGL to have comprehensive, best-practice risk management with respect to all of its activities, emphasizing the credit quality of risks insured, enterprise risk management and compliance. All credit underwriting consistent with risk/appetite statement.	• No significant compliance issues. • No unanticipated risk issues. • All new business within risk limits and risk appetite statement. • Continued average rating of new business in A category.

Management development and succession planning—Attract and retain top quality senior management; succession plan for critical positions. Assist the Board in further development of a CEO succession plan.

• Reassigned responsibilities of former COO among existing senior staff. • Reviewed succession plan with Board of Directors.

The Compensation Committee evaluated Mr. Frederico's 2015 achievements against his 2015 non-financial objectives and, in light of his very strong performance, especially as reflected in our record operating income of $699 million, or $4.69 per share, the increase in our operating shareholders' equity per share and adjusted book value per share to record levels of $43.11 and $61.18, respectively, Mr. Frederico's successful acquisition and integration of Radian Asset Assurance and his leadership in positioning our negotiations with Puerto Rico, awarded him a non-financial objective score of 180%. Applying the 33% weighting for non-financial objectives resulted in his weighted non-financial objective score of 59.4%. Adding this to Mr. Frederico's weighted financial goal score of 79.8% resulted in an overall achievement score for Mr. Frederico of 139.2%. So, based on Mr. Frederico's achievements, after applying the formula, the Compensation Committee awarded him a cash incentive equal to 139.2% of his Individual Target Cash Incentive Amount:

Individual Target Cash Incentive Amount × Overall Achievement Score = Cash Incentive

(2.50 × $1,150,000) × (79.8% + 59.4%) = $4,002,000

Equity Compensation

The Compensation Committee awarded all of Mr. Frederico's long-term incentive compensation in the form of performance share units and RSUs. The $5 million target nominal amount of long-term equity reflected the Compensation Committee's desire that Mr. Frederico have a strong incentive to remain at our Company and to generate long-term, sustained growth that will enhance shareholder value and its consideration of an appropriate level of total compensation for Mr. Frederico.

The following sets forth the target nominal amount the Compensation Committee awarded Mr. Frederico's on February 24, 2016, the grant date. The Compensation Committee determined the number of performance share units and RSUs to award Mr. Frederico by converting the target nominal amount of the award using $24.28, which was the average share price over the 40 consecutive trading days ending on February 24, 2016.

When we prepare the Summary Compensation Table, we report the value of the grants using U.S. generally accepted accounting principles (which we refer to as U.S. GAAP), in accordance with the SEC's rules. Under U.S. GAAP, the value of a performance share unit as of February 24, 2016 was $25.05, computed using a Monte-Carlo simulation model value and the highest average share price over 40 consecutive trading days, where the sequence of 40 days occurs in the second half of the 2016-2018 performance period. Under U.S. GAAP, the value of an RSU was $24.39, computed using our Common

PAGE 52	ASSURED GUARANTY

Share closing price on February 24, 2016, adjusted for the delay in the payment of dividends until vesting. The value of the grants under U.S. GAAP is also set forth below.

	Compensation Committee Target Nominal Value	Equity Granted (Shares)	U.S. GAAP Value
Performance share units	$2,500,000	102,965	$2,579,273

RSUs	$2,500,000	102,965	$2,511,316

TOTAL	$5,000,000		$5,090,589

CEO Reported Pay Versus Realized Pay

To supplement the disclosure in the Summary Compensation Table on page 63, which is determined under SEC rules, we have included the table below, which shows the difference between Mr. Frederico's compensation as reported in the Summary Compensation Table and the compensation he actually received over the relevant period.

The primary source of the difference between the Summary Compensation Table Reported Value and the Actual Realized Value was Mr. Frederico's equity grants. Under the SEC's rules, the Summary Compensation Table for a given year must disclose the grant date value of an executive officer's long-term equity incentive compensation granted in that year. However, equity grants constitute an incentive for future performance, not current cash compensation, and will not actually be received by the executive officer until a future year, if at all. Moreover, the value of this pay when realized may differ significantly from the grant date value shown in the Summary Compensation Table.

CEO Total Compensation
Year	Summary Compensation Table Reported Value(1)	Actual Realized Value(2)	Variation Between Actual Realized Value versus Summary Compensation Table Reported Value	% Difference
2015	$12,179,989	$15,395,726	$3,215,737	26%

2014	$10,774,791	$8,749,276	–$2,025,515	–19%

2013	$7,493,037	$12,819,959	$5,326,922	71%

(1)
Summary Compensation Table Reported Value includes the total of all elements of compensation as reported pursuant to SEC rules, including the grant date value of equity awards granted in February 2015 and February 2014. No equity award was granted to our CEO in February 2013 due to the two-year nature of the February 2012 grant.

(2)
Actual Realized Value represents compensation actually received by our CEO for the particular year shown. We began with the compensation shown in the Total column of the Summary Compensation Table on page 63 and made two adjustments:
  •
  Deducted the aggregate grant date fair value of equity awards (reflected in the Stock Awards and Option Awards columns of the Summary Compensation Table); and

  •
  Added the value realized from the vesting of RSUs and the net gain from the exercise of stock options, before payment of applicable withholding taxes (reflected in the 2015 Option Exercises and Stock Vested table on page 69).

2015 Other Executive Officer Compensation Decisions

Non-Financial Objectives and Achievements of the Other Executive Officers

The Compensation Committee made compensation awards to the other executive officers for the 2015 performance year based on its assessment of their achievements and Mr. Frederico's review of their performance as well as Mr. Frederico's compensation recommendations. The other executive officers' achievements were evaluated based on their contributions to our achievement of our financial goals, their contributions to the achievement of Mr. Frederico's non-financial objectives,

2016 PROXY STATEMENT	PAGE 53

and their own achievements of the individual non-financial objectives Mr. Frederico had assigned to them, as described below.

James M. Michener, General Counsel

Mr. Michener was responsible in the 2015 performance year for a number of important initiatives, including completing settlements with the last significant providers of residential mortgage-backed securities we expect to actively pursue, managing litigation and workout activities relating to a number of distressed U.S. public finance credits, and obtaining regulatory approval of several significant matters that enabled us to increase our net earned premium and to manage our capital more efficiently.

•
Mr. Michener was responsible for the legal support related to our loss mitigation and work-out activities, including litigation relating to the Commonwealth of Puerto Rico, a reinsurance dispute relation to an exposure acquired when we purchased Radian Asset Assurance, and the settlement of our last significant residential mortgage-backed security representation and warranty claim.

•
Mr. Michener was instrumental in enabling us to manage our capital more efficiently, including by obtaining the approval of our insurance regulators for AGM and AGC to reassume the final tranche of contingency reserves from AG Re, thereby increasing unencumbered assets at AG Re, and for AGM and AGC to release contingency reserves into policyholders' surplus, thereby increasing their dividend capacity.

•
Mr. Michener led the legal aspect of the consummation of our purchase of Radian Asset Assurance, quickly obtaining regulatory approvals, finalizing documentation and handling related personnel matters.

Robert A. Bailenson, Chief Financial Officer

Mr. Bailenson was responsible in the 2015 performance year for meeting all internal and external financial requirements, managing our capital efficiently, meeting with investors, and participating on earnings calls.

•
Mr. Bailenson successfully implemented a liquidity plan to fund our Common Share repurchase program in order to return excess capital to shareholders.

•
Mr. Bailenson led the integration of accounting policies and systems in connection with the acquisition of Radian Asset Assurance and its merger into AGC.

•
Mr. Bailenson led the financial planning process for the year and was instrumental in presenting our business plan to various constituencies, including regulators and rating agencies.

•
Mr. Bailenson was responsible for the accurate and timely filing of all financial statements.

Russell B. Brewer II, Chief Surveillance Officer

Mr. Brewer was responsible in the 2015 performance year for ensuring that all of our insured exposures are reviewed annually and assigned appropriate internal ratings, and for managing loss mitigation strategies for our troubled credits. Mr. Brewer also manages our rating agency relationships. In addition, in 2015 Mr. Brewer took responsibility for, and made significant improvements to, our information technology department.

•
Mr. Brewer led the surveillance process for our $359 billion net par insured portfolio and the timely review and update of internal ratings for our insured portfolio, helping to identify and intervene in deteriorating situations before losses develop to avoid losses altogether or mitigate them if they cannot be avoided.

•
Mr. Brewer developed and implemented strategies on a number of transactions where we are experiencing loss or could possibly experience loss. He is active in our discussions with the Commonwealth of Puerto Rico and its advisors on potential solutions to Puerto Rico's difficult financial situation and is instrumental in helping the Company develop its approach to these credits.

•
Mr. Brewer let the reorganization and refocusing of our information technology resources, improving communication, accountability, quality and speed.

•
Mr. Brewer led the smooth integration into our Company of systems and portfolio information in connection with the consummation of the acquisition Radian Asset Assurance and its merger with and into AGC.
PAGE 54	ASSURED GUARANTY

Bruce E. Stern, Executive Officer

Mr. Stern was responsible in the 2015 performance year for workouts of troubled transactions and the extraction of significant value from our insured portfolio and other relationships. Mr. Stern applied creative approaches to troubled transactions to mitigate losses. Mr. Stern is also responsible for governmental affairs and our participation in an industry group.

•
Mr. Stern was responsible for the termination of a substantial number of credit default swaps and the related loss mitigation, acceleration of income and deleveraging.

•
During 2015 Mr. Stern led our effort to purchase insured bonds of poorly performing credits for loss mitigation and risk remediation.

•
Mr. Stern has been instrumental in advocating our viewpoint to various government officials in connection with Puerto Rico's efforts to obtain legislative authority to restructure its debt as well as various more technical issues relating to bond insurance.

Compensation Decisions for the Other Executive Officers

In the case of the other executive officers, for the 2015 performance year the Compensation Committee calculated and aggregated the weighted achievement scores for the financial performance goals (which were the same as Mr. Frederico's) and their non-financial objectives (which were a combination of their contribution to Mr. Frederico's non-financial objectives and their achievement of their own individual non-financial objectives), taking into account the level of difficulty of achieving particular goals or objectives. Based on their achievements, after applying the formula, the Compensation Committee awarded them the cash incentives calculated as shown in the table below.

The Compensation Committee awarded all of the other executive officers' long-term incentive compensation in the form of performance share units and RSUs. The target nominal amount of long-term equity reflected the Compensation Committee's desire that each of the other executive officers have a strong incentive to help generate long-term, sustained growth for our Company. The amounts of performance share units and RSUs awarded to each other executive officer vary by individual and are based on their respective positions and levels of responsibility, historic compensation levels and Cook's advice about the compensation practices of companies in our comparison group. In summary, the Compensation

2016 PROXY STATEMENT	PAGE 55

Committee approved the following compensation decisions for the executive officers other than Mr. Frederico for the 2015 performance year:

	James M. Michener	Robert A. Bailenson	Russell B. Brewer II	Bruce E. Stern
Fixed Compensation—Base Salary(1)	$550,000	$550,000	$400,000	$400,000

Incentive Compensation

Cash Incentive Compensation	$1,458,600	$1,240,800	$1,100,800	$893,550

Long-Term Performance-Based Equity and Time-Based Equity Target Values(2)	$1,000,000	$1,100,000	$1,100,000	$700,000

Total Direct Compensation	$3,008,600	$2,890,800	$2,600,800	$1,993,550

(1)
The Compensation Committee increased the base salaries for these executive officers for the 2016 performance year as follows: Mr. Michener, $600,000; Mr. Bailenson, $600,000; Mr. Brewer, $450,000 and Mr. Stern, $450,000.

(2)
Half of the award consists of performance share units and the other half consists of RSUs. The U.S. GAAP values of the awards are: Mr. Michener, $1,018,118; Mr. Bailenson, $1,119,915; Mr. Brewer, $1,119,915; and Mr. Stern, $712,678.

Executive Compensation Conclusion

We believe that our executive compensation program rewards performance and motivates the officers to increase shareholder value, and that it is therefore appropriate and in the best interests of our Company and our shareholders. Our strategy requires exceptionally qualified and experienced management in senior financial guaranty executive, finance and legal positions. The economic crisis beginning in 2007 demonstrated the need for experience and the ability to deal with adverse market conditions and take advantage of market opportunities. We are the only public financial guaranty insurer originating material amounts of new business today, and our Company is well-positioned for potential growth. During this critical period in our Company's history, it is essential that we retain and motivate our executive officers and staff. The Compensation Committee and the other independent directors believe that the various elements of total compensation have worked well to attract and properly reward management for their performance.

We continue to implement the changes we made to our executive compensation program in response to shareholder engagement. The Compensation Committee's discretion with respect to the cash incentive has been reduced, we emphasize equity-based compensation over cash-based, and we have enhanced the link between pay and performance.

Payout Under Performance Retention Plan

Executive officers are no longer receiving new grants of PRP awards. However, each of the executive officers received a cash distribution in March 2016 resulting from PRP awards granted in February 2012, 2013 and 2014, installments of which vested on December 31, 2015. The last PRP award to the executive officers was granted in February 2014 and the last installment of that award will vest on December 31, 2017.

The principal amount of each PRP award is divided into three installments. The portion of principal associated with each installment and the performance period relating to such installment are set out in the terms of the award.

The award payment for each installment is the product of:

•
Principal amount of award

•
Portion of principal associated with installment

•
50% of the sum of 1 and the percentage change in the ABV per share for the relevant performance period

•
50% of the sum of 1 and the operating ROE for the relevant performance period
PAGE 56	ASSURED GUARANTY

For the executive officers, no amount is payable if our ABV per share has declined for the applicable performance period and if our operating ROE is not at least 3% on average for each year in the applicable performance period. However, if, in a subsequent performance period, there is either positive growth in our ABV per share or our operating ROE is at least 3% on average for each year in the applicable performance period, each executive officer who remains employed at our Company will receive the recalculated payment.

The following table sets forth the calculation of the returns on the installments of the PRP awards granted in February 2012, 2013 and 2014 that vested on December 31, 2015:

Grant Date	Performance Period Beginning Date	Performance Period End Date	Portion of Principal Associated with Installment	Percentage Change in ABV per Share	Operating ROE	50% of Percentage Change in ABV per Share + 50% of Operating ROE
February 2012	January 1, 2012	December 31, 2015	50%	24.1%	38.2%	31.1%

February 2013	January 1, 2013	December 31, 2015	25%	29.7%	30.6%	30.1%

February 2014	January 1, 2014	December 31, 2015	25%	23.4%	19.7%	21.5%

The individual PRP payouts for amounts that vested on December 31, 2015 are set forth in footnote 5 to the Summary Compensation Table. Those PRP payouts were a function of decisions made by the Compensation Committee in February 2012, 2013 and 2014 regarding the amount of PRP to award relating to the executive officers' achievements during the 2011, 2012 and 2013 performance years, as well as growth in ABV per share and the operating ROE during the relevant performance periods. The strong growth in ABV per share and the operating ROE during the relevant performance periods shown in the table above was driven in large part by achievements of our executive officers during those performance periods. For example, the efficient management of capital, the Radian Asset Assurance acquisition, recoveries from our loss mitigation activities, gains on reassumptions of previously ceded business and the generation of PVP through the writing of new business each contributed to both the increase in ABV per share and operating ROE, while the operating ROE was also impacted by terminations of insured transactions.

Compensation Governance

The Role of the Board's Compensation Committee

The Compensation Committee oversees all aspects of our executive compensation program. The Compensation Committee has responsibility for:

•
Establishing executive compensation policies

•
Determining the compensation of our CEO

•
Reviewing our CEO's compensation recommendations regarding other senior officers and determining appropriate compensation for such officers

Our Board has adopted a Compensation Committee Charter to govern the Compensation Committee's activities. The charter, which may be found on our website at assuredguaranty.com/governance, is reviewed annually by the Compensation Committee. Under its charter, the Compensation Committee is authorized to retain compensation, legal, accounting and other expert consultants at our expense.

The Role of the Independent Consultant

Over the past ten years, including in 2015, the Compensation Committee has engaged Cook as its independent compensation consultant and considered advice and information from that firm in determining the amount and form of compensation for the executive officers. As part of its engagement, Cook advised the Compensation Committee in 2014 and 2015 about changes to our executive compensation program. Cook has not provided any additional consulting service to us beyond its role as consultant to the Compensation Committee.

2016 PROXY STATEMENT	PAGE 57

In 2015, Cook's work for the Compensation Committee included analyzing our compensation practices in light of best practices, reviewing our comparison group of companies, collecting and providing relevant market data, reviewing data and analyses provided by other consultants, and updating the Compensation Committee with respect to evolving governance trends.

The Compensation Committee has considered the independence of Cook in light of SEC rules and NYSE listing standards. It has requested and received a letter from Cook in 2015 affirming factors relevant to assessing Cook's independence. The Compensation Committee discussed the content of the letter and concluded that Cook's work did not raise any independence or conflict of interest issues.

Executive Compensation Comparison Group

The Compensation Committee examines pay data for the following 14 companies to review pay practices, identify compensation trends, and benchmark its executive compensation decisions:

Allied World Assurance Company	Endurance Specialty	Radian Group
Arch Capital Group	Everest Re Group	RenaissanceRe Holdings
Aspen Insurance Holdings	MBIA	Validus
Axis Capital Holdings	MGIC Investment	White Mountains Insurance Group
Eaton Vance	PartnerRe

The Compensation Committee has long recognized that the comparison group has limitations. Notably, Assured Guaranty is the only public financial guaranty insurance company originating material amounts of new business today (although MBIA Inc.'s National Public Finance Guarantee Corporation is beginning to originate more business), while the comparison group consists primarily of mortgage finance and casualty insurance and reinsurance companies. Despite the specialized nature of our business, our Compensation Committee looks for companies domiciled in Bermuda or with a similar size, business model and compensation mix to ours. Although the factors the Compensation Committee considers for its compensation decisions and the level of compensation may differ from those for the comparison group, the Compensation Committee finds it useful to consider the pay practices at these companies.

In November 2015, Cook met with members of the Compensation Committee to review the comparison group from the prior year, and to discuss whether other companies should be considered for inclusion in the group. The Compensation Committee had revised the comparison group the prior year. Cook advised the Compensation Committee that the current comparison group consists of companies that, like our Company, have a business model that involves underwriting risk, a holding company structure, and similar size as measured by revenues, assets and market capitalization. At the time of the review, compared to the current comparison group, our Company ranked at the 48th percentile in terms of the latest four quarters of revenue, at the 69th percentile in terms of assets, and at the 53rd percentile in terms of market capitalization. Based on Cook's recommendation, the Compensation Committee determined not to make any further modifications to the comparison group.

Executive Officer Recoupment Policy

Our Board of Directors adopted a recoupment (or clawback) policy in February 2009 pursuant to which the Compensation Committee may rescind or recoup certain of the compensation of an executive officer if such person engages in misconduct

PAGE 58	ASSURED GUARANTY

related to a restatement of our financial results or of objectively quantifiable performance goals, and the achievement of those goals is later determined to have been overstated.

In connection with new Rule 10D-1 proposed by the SEC, the Compensation Committee amended the recoupment policy in November 2015 so that it would apply, to the extent required by law, to incentive compensation received in the three year period before a determination that a material restatement is required. The amended recoupment policy allows the Company to recoup incentive compensation which is granted before the adoption and effectiveness of a final Rule 10D-1, but which may be subject to the three year look-back period of the final rule.

Stock Ownership Guidelines

To demonstrate our commitment to building shareholder value, the Board of Directors adopted management stock ownership guidelines. Our guidelines do not mandate a time frame by which this ownership must be attained, but each executive officer must retain 100% of his after-tax receipt of Company stock until he reaches his ownership goal. Please see "Information About Our Common Share Ownership—How Much Stock is Owned by Directors and Executive Officers" for detailed information on the executive officers' stock ownership.

The chart below shows the guideline for each of our executive officers and each executive's stock ownership as of March 7, 2016, the record date, using $25.80, the closing price of one of our Common Shares on the NYSE on such date.

Named Executive Officer	Guideline	Current Ownership
Dominic J. Frederico	7 × Salary	28.4 × Salary

James M. Michener	5 × Salary	11.2 × Salary

Robert A. Bailenson	5 × Salary	5.5 × Salary

Russell B. Brewer II	5 × Salary	4.4 × Salary

Bruce E. Stern	5 × Salary	4.3 × Salary

These ownership levels include shares owned and vested share units credited to Mr. Frederico's, Mr. Bailenson's and Mr. Michener's non-qualified retirement plans. Unvested RSUs, unvested performance share units and unexercised options do not count towards the guidelines. Messrs. Brewer and Stern joined the executive team in 2009 and are still accumulating shares toward their ownership guidelines. None of the executive officers have sold shares except to cover tax payments upon vesting. Some of the executive officers who have reached their share ownership goals have made gifts of shares to family or to charitable or educational institutions.

Anti-Hedging Policy

We adopted an anti-hedging policy in 2013 that explicitly prohibits employees and directors from hedging our Common Shares.

Anti-Pledging Policy

Our stock trading policy prohibits employees and directors from pledging our Common Shares without approval of both our General Counsel and the Nominating and Governance Committee. There have been no such transactions to date.

Award Timing

The Compensation Committee meets during our February board meeting to make executive compensation decisions with respect to the previous year's performance and to make its compensation recommendations to the other directors. After

2016 PROXY STATEMENT	PAGE 59

consulting with the Board, the Compensation Committee approves executive officer salary increases (if any), cash incentive compensation, PRP awards (if any) and equity awards. Payments under existing PRP awards (if any) and cash incentives are not paid until after we file our Annual Report on Form 10-K for the previous year with the SEC.

Post-Employment Compensation

Retirement Benefits

We maintain tax-qualified and non-qualified defined contribution retirement plans for our executive officers and other eligible employees. We do not maintain any defined benefit pension plans. All retirement benefits are more fully described under "Potential Payments Upon Termination or Change in Control."

Benefit under defined contribution plans	Description
Core contribution	We contribute 6% of each employee's salary and cash bonus compensation, which we refer to as eligible compensation
Company match	We match 100% of each employee's contribution, up to 6% of eligible compensation

Severance

Under our severance plan for executive officers, following an involuntary termination without cause or voluntary termination for good reason, an executive will receive a lump-sum payment in an amount equal to one year's salary, plus his average bonus amount over the preceding 3-year period, plus a pro-rata bonus for the year of termination and an amount equal to one year of medical and dental premiums. In order to receive these severance benefits, an executive officer must execute a release of claims and comply with non-competition, non-solicitation, and confidentiality restrictions during his employment and for a period of one year following termination.

Change in Control Benefits

We provide change in control benefits to encourage executives to consider the best interests of shareholders by mitigating any concerns about their own personal financial well-being in the face of a change in control of our Company. Based on shareholder input and changing market trends, we modified our change in control provisions as follows:

•
Long-term incentive awards will vest only upon certain terminations of employment following a change in control (double-trigger)

•
Such awards will vest upon a change in control (single-trigger) if the acquirer does not assume the awards

•
We no longer provide excise tax reimbursements and gross-up payments in the case of a change in control

Detailed information is provided under "Potential Payments Upon Termination or Change in Control."

Tax Treatment

Internal Revenue Code (IRC) Section 162(m) generally limits the deductibility of compensation paid to our CEO and three other named executive officers other than our Chief Financial Officer to $1 million during any fiscal year unless such compensation is "performance-based" under Section 162(m). Generally, we intend to structure our compensation arrangements in a manner that would comply with Section 162(m). However, the Compensation Committee considers many

PAGE 60	ASSURED GUARANTY

factors when designing its compensation arrangements in addition to the deductibility of the compensation, and maintains the flexibility to grant awards or pay compensation amounts that are non-deductible if they believe it is in the best interest of our Company and our shareholders.

In addition, IRC Section 409A imposes restrictions on nonqualified deferred compensation plans. We maintain deferred compensation plans for the benefit of our employees, including nonqualified deferred compensation plans that provide for employee and employer contributions in excess of the IRS defined contribution plan limits. The deferred compensation plans we maintain are intended to be exempt from the requirements of Section 409A or, if not exempt, to satisfy the requirements of Section 409A, and we have reviewed and, where appropriate, have amended each of our deferred compensation plans to meet the requirements.

Finally, IRC Section 457A imposes restrictions on nonqualified deferred compensation plans maintained by a nonqualified entity (which generally includes an entity in a jurisdiction that is not subject to U.S. income tax or a comprehensive foreign income tax). The deferred compensation plans we maintain are intended to be exempt from the requirements of Section 457A for benefits accrued or awards granted on or after January 1, 2009 (the effective date of Section 457A). Also, we have amended certain deferred compensation plans in which benefits were accrued or awards granted prior to January 1, 2009 to provide that such benefits will be distributed in a single lump-sum payment on January 1, 2017 (to the extent not previously distributed) to satisfy the requirements of Section 457A.

Non-GAAP Financial Measures

This proxy statement references the following financial measures that are not determined in accordance with U.S. GAAP:

• operating income	• adjusted book value (ABV)
• operating shareholders' equity	• PVP or present value of new business production
• operating return on equity (ROE)

Although financial measures identified as non-GAAP should not be considered substitutes for U.S. GAAP measures, our management and Board consider them important performance indicators and have employed them as well as other factors in determining senior management incentive compensation. Other than operating ROE, the definitions of the non-GAAP financial measures that are used in this proxy statement can be found on pages 97 to 101 of our Annual Report on Form 10-K for the year ended December 31, 2015. Operating ROE is defined in this proxy statement on page 40.

2016 PROXY STATEMENT	PAGE 61

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Company's Annual Report on Form 10-K for the year ended December 31, 2015 and this proxy statement. The foregoing report has been approved by the Compensation Committee.

Patrick W. Kenny, Chairman G. Lawrence Buhl Stephen A. Cozen Simon W. Leathes
PAGE 62	ASSURED GUARANTY

2015 SUMMARY COMPENSATION TABLE

The following table provides compensation information for 2015, 2014 and 2013 for our named executive officers.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)(3)	Option Awards(2)(4)	Non-Equity Incentive Plan Compen- sation(5)	All Other Compen- sation(6)	Total(2)
Dominic J. Frederico,	2015	$1,150,000	—	$4,708,445	—	$5,609,813	$711,731	$12,179,989
President and Chief	2014	$950,000	—	$3,607,088	—	$5,580,300	$637,403	$10,774,791
Executive Officer	2013	$950,000	$3,500,000	—	—	$2,188,800	$854,237	$7,493,037

James M. Michener,	2015	$550,000	—	$941,700	—	$2,338,881	$443,359	$4,273,940
General Counsel	2014	$500,000	—	$706,975	—	$2,399,400	$401,974	$4,008,349
	2013	$475,000	$1,100,000	$370,930	$99,428	$1,292,350	$382,653	$3,720,361

Robert A. Bailenson,	2015	$550,000	—	$1,046,351	—	$1,920,375	$191,279	$3,708,005
Chief Financial	2014	$475,000	—	$673,311	—	$1,618,772	$153,900	$2,920,983
Officer	2013	$450,000	$800,000	$270,436	$65,360	$623,325	$139,250	$2,348,371

Russell B. Brewer II,	2015	$400,000	—	$941,700	—	$1,784,931	$191,288	$3,317,919
Chief Surveillance	2014	$390,000	—	$706,975	—	$1,570,130	$171,000	$2,838,105
Officer	2013	$370,000	$800,000	$370,930	$99,428	$623,325	$155,900	$2,419,583

Bruce E. Stern(7)	2015	$400,000	—	$627,800	—	$1,259,694	$139,415	$2,426,909
Executive Officer

(1)
Bonuses for the 2013 performance year were paid in 2014.

(2)
Equity awards granted to our CEO in 2012 constituted a two-year grant and he did not receive any equity awards in 2013.

(3)
This column represents the grant date value of restricted stock awards and restricted share unit awards granted in 2015, 2014 and 2013 for 2014, 2013 and 2012 performance, respectively.

(4)
No options were granted in 2015 or 2014. This column represents the grant date value of stock option awards granted in 2013 for 2012 performance.

(5)
This column represents cash incentive compensation for 2015 and 2014 paid in 2016 and 2015, respectively, and the vesting date value of awards under our Performance Retention Plan (PRP) granted in 2014, 2013, 2012, 2011 and 2010 that vested on December 31, 2015, December 31, 2014 and December 31, 2013 and were paid in March 2016, 2015 and 2014, respectively, as further described in the table below. As discussed in "Compensation Discussion and Analysis—Payout Under Performance Retention Plan" above, the Compensation Committee is providing less cash-based compensation and more equity-based awards, and beginning in February 2015, the executive officers no longer receive grants of PRP awards. The last PRP award to the executive officers was granted in February 2014 for the 2013 performance year and the last installment of that award will vest on December 31, 2017.

	D. Frederico	J. Michener	R. Bailenson	R. Brewer	B. Stern

2015 Cash Incentive Compensation	$4,002,000	$1,458,600	$1,240,800	$1,100,800	$893,550

2015 PRP Payout	$1,607,813	$880,281	$679,575	$684,131	$366,144

Total	$5,609,813	$2,338,881	$1,920,375	$1,784,931	$1,259,694

(6)
All Other Compensation for 2015 consists of the benefits set forth in the table below. Contributions to defined contribution retirement plans include contributions with respect to salary and cash incentive compensation. The Miscellaneous category within All Other Compensation includes Bermuda club fees, Bermuda health insurance, anniversary service awards, and executive physicals.
2016 PROXY STATEMENT	PAGE 63

	D. Frederico	J. Michener	R. Bailenson	R. Brewer	B. Stern

Employer Contribution to Retirement Plans	$573,480	$222,000	$180,177	$156,340	$132,000

Bermuda Housing Allowance	$26,649	$144,000	—	—	—

Bermuda Car Allowance	$20,000	$15,000	—	—	—

Bermuda Travel Allowance	$15,000	$15,000	—	—	—

Tax Preparation/Financial Planning	$21,500	$17,058	$900	$20,090	—

Matching Gift Donations	$10,000	$10,000	—	$10,000	$5,800

Business-Related Spousal Travel	$25,035	$10,801	$7,702	$4,858	—

Miscellaneous	$20,067	$9,500	$2,500	—	$1,615

Total	$711,731	$443,359	$191,279	$191,288	$139,415

(7)
Although Mr. Stern was an officer of our Company in 2014 and 2013, he was not a named executive officer in those years.

EMPLOYMENT AGREEMENTS

None of our named executive officers currently have any employment agreements with the Company.

PERQUISITE POLICY

Our Company has established a perquisite policy pursuant to which we provide executive officers certain perquisites that are not available to employees generally. These include tax preparation, financial planning, annual executive medical exams and, for our executive officers located in Bermuda, housing and car allowances, Bermuda club memberships, and family travel stipend. In light of the challenges of the Bermuda market, including travel to and from the island, and the cost of living and maintaining a residence, these Bermuda perquisites are consistent with competitive practices in the Bermuda market and have been necessary for recruitment and retention purposes. Any of these perquisites may be modified by the Compensation Committee without the consent of the executive officers.

SEVERANCE POLICY

Our Company has adopted a severance policy for executive officers. For further detail, see the discussion in "Compensation Discussion and Analysis—Post-Employment Compensation—Severance" and "Potential Payments Upon Termination or Change of Control—Severance Policy". A severance policy enables us to attract and retain top candidates for our executive positions and enables us to have good relations with those executives.

EMPLOYEE STOCK PURCHASE PLAN

We maintain a broad based employee stock purchase plan that gives our eligible employees the right to purchase our Common Shares through payroll deductions at a purchase price that reflects a 15% discount to the market price of our Common Shares on the first or last day of the relevant subscription period, whichever is lower. No participant may purchase more than $25,000 worth of Common Shares under this plan in any calendar year. In 2015, Mr. Frederico, Mr. Stern and another executive officer participated in the employee stock purchase plan to the maximum extent possible.

PAGE 64	ASSURED GUARANTY

INDEMNIFICATION AGREEMENTS

We enter into indemnification agreements with our directors and executive officers. These agreements are in furtherance of our Bye-Laws which require us to indemnify our directors and officers for acts done, concurred in or omitted in or about the execution of their duties in their respective offices.

•
The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was one of our directors or officers or is or was a director, officer, employee or agent of another entity at our request or relating to anything done or not done by the indemnitee in such a capacity.

•
The indemnification agreements provide for advancement of expenses.

•
These agreements provide for mandatory indemnification to the extent an indemnitee is successful on the merits. To the extent that indemnification is unavailable, the agreements provide for contribution.

•
The indemnification agreements set forth procedures relating to indemnification claims.

•
The agreements also provide for maintenance of directors' and officers' liability insurance.

2015 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards for our named executive officers made during 2015.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards

Name	Grant Date		Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards(4)
Dominic J. Frederico	Feb. 4, 2015	(1)	$2,875,000	$5,750,000	—	—	—	—	—
	Feb. 4, 2015	(2)	—	—	43,980	87,959	175,918	—	$2,490,119
	Feb. 4, 2015	(3)	—	—	—	—	—	87,959	$2,218,326

James M. Michener	Feb. 4, 2015	(1)	$1,100,000	$2,200,000	—	—	—	—	—
	Feb. 4, 2015	(2)	—	—	8,796	17,592	35,184	—	$498,030
	Feb. 4, 2015	(3)	—	—	—	—	—	17,592	$443,670

Robert A. Bailenson	Feb. 4, 2015	(1)	$1,100,000	$2,200,000	—	—	—	—	—
	Feb. 4, 2015	(2)	—	—	9,774	19,547	39,094	—	$553,376
	Feb. 4, 2015	(3)	—	—	—	—	—	19,547	$492,975

Russell B. Brewer II	Feb. 4, 2015	(1)	$800,000	$1,600,000	—	—	—	—	—
	Feb. 4, 2015	(2)	—	—	8,796	17,592	35,184	—	$498,030
	Feb. 4, 2015	(3)	—	—	—	—	—	17,592	$443,670

Bruce E. Stern	Feb. 4, 2015	(1)	$700,000	$1,400,000	—	—	—	—	—
	Feb. 4, 2015	(2)	—	—	5,864	11,728	23,456	—	$332,020
	Feb. 4, 2015	(3)	—	—	—	—	—	11,728	$295,780

(1)
Represents a grant of a non-equity incentive compensation award. As described in "Compensation Discussion and Analysis—Executive Compensation Program Structure and Process—Changes to Our Executive Compensation Program", the Compensation Committee uses a two-step process for granting and paying annual non-equity incentive compensation awards to executive officers. On the February 4, 2015 grant date, the Compensation Committee granted such non-equity incentive compensation awards to the executive officers pursuant to the LTIP with such awards subject to the satisfaction of a performance goal related to certain performance metrics of the Company. Assuming that such performance goal was met, the second step consisted of the Compensation Committee using negative discretion to determine the actual amount of the cash payment. On the grant date, the Compensation Committee adopted
2016 PROXY STATEMENT	PAGE 65

  the target and maximum payment amounts as listed in the table above for any payments pursuant to such awards for the 2015 performance year and adopted a more formulaic approach to using negative discretion to determine the actual amount of payment. Following certification that the adjusted income goal was met and the application of the more formulaic standards to each of the executive officers, the Compensation Committee approved the payments described in the Summary Compensation Table for payment of such non-equity incentive compensation awards for the 2015 performance year.

(2)
Represents a performance share unit award. The performance share units will vest at the end of a three-year vesting period based on the highest 40-day average share price during the last eighteen months of such period as described above and continued employment through the end of the applicable three-year period, with limited exceptions. The number of performance share units listed in the Threshold column represents the number of performance share units which shall become vested based on achievement of 50% of the performance target (a 40-day average share price of $28 during the last eighteen months of the performance period); the number of performance share units listed in the Target column represents the number of performance share units which shall become vested based on achievement of 100% of the performance target (a 40-day average share price of $32 during the last eighteen months of the performance period); and the number of performance share units listed in the Maximum column represents the number of performance share units which shall become vested based on achievement of 200% of the performance target (a 40-day average share price of $36 during the last eighteen months of the performance period). If at least 50% of the performance target is not achieved during the performance period, all of the performance share units will be forfeited.

(3)
Represents a time-based RSU award. Restrictions lapse on the third anniversary of the grant date of the award, subject to continued employment with limited exceptions.

(4)
This column discloses the aggregate grant date fair market value computed in accordance with U.S. GAAP, which is $28.31 per target share for performance share units and $25.22 per share for RSUs. For all assumptions used in the valuation, see note 19 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.
PAGE 66	ASSURED GUARANTY

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015

The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2015.

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Dominic J.	166,667	—		—	$25.50	2/2/2016	—		—	—		—
Frederico	166,667	—		—	$26.70	2/8/2017	—		—	—		—
	200,000	—		—	$23.27	2/14/2018	—		—	—		—
	100,000	—		—	$7.44	2/5/2019	—		—	—		—
	100,000	—		—	$19.79	2/24/2020	—		—	—		—
	112,055	—		—	$17.44	2/9/2019	—		—	—		—
	—	—		—	—	—	82,635	(1)	$2,184,043	—		—
	—	—		—	—	—	27,980	(2)	$739,503	43,561	(2)	$1,151,326
	—	—		—	—	—	87,959	(3)	$2,324,756	—		—
	—	—		—	—	—	—		—	43,980	(4)	$1,162,378

James M.	50,000	—		—	$25.50	2/2/2016	—		—	—		—
Michener	50,000	—		—	$26.70	2/8/2017	—		—	—		—
	30,000	—		—	$23.27	2/14/2018	—		—	—		—
	40,000	—		—	$19.79	2/24/2020	—		—	—		—
	8,964	—		—	$17.44	2/9/2019	—		—	—		—
	—	10,398	(5)	—	$19.24	2/7/2020	—		—	—		—
	—	—		—	—	—	7,000	(6)	$185,010	—		—
	—	—		—	—	—	13,670	(7)	$361,298	—		—
	—	—		—	—	—	16,197	(1)	$428,087	—		—
	—	—		—	—	—	5,484	(2)	$144,932	8,537	(2)	$225,643
	—	—		—	—	—	17,592	(3)	$464,957	—		—
	—	—		—	—	—	—		—	8,796	(4)	$232,478

Robert A.	12,000	—		—	$25.50	2/2/2016	—		—	—		—
Bilenson	16,000	—		—	$26.70	2/8/2017	—		—	—		—
	10,000	—		—	$23.27	2/14/2018	—		—	—		—
	10,000	—		—	$7.44	2/5/2019	—		—	—		—
	20,000	—		—	$19.79	2/24/2020	—		—	—		—
	6,723	—		—	$17.44	2/9/2019	—		—	—		—
	—	6,835	(5)	—	$19.24	2/7/2020	—		—	—		—
	—	—		—	—	—	5,000	(6)	$132,150	—		—
	—	—		—	—	—	10,081	(7)	$266,441	—		—
	—	—		—	—	—	15,425	(1)	$407,683	—		—
	—	—		—	—	—	5,223	(2)	$138,037	8,131	(2)	$214,909
	—	—		—	—	—	19,547	(3)	$516,627	—		—
	—	—		—	—	—	—		—	9,774	(4)	$258,314

Russell B.	10,000	—		—	$19.79	2/24/2020	—		—	—		—
Brewer II	8,964	—		—	$17.44	2/9/2019	—		—	—		—
	—	10,398	(5)	—	$19.24	2/7/2020	—		—	—		—
	—	—		—	—	—	7,000	(6)	$185,010	—		—
	—	—		—	—	—	13,670	(7)	$361,298	—		—
	—	—		—	—	—	16,197	(1)	$428,087	—		—
	—	—		—	—	—	5,484	(2)	$144,932	8,537	(2)	$225,643
	—	—		—	—	—	17,592	(3)	$464,957	—		—
	—	—		—	—	—	—		—	8,796	(4)	$232,478

2016 PROXY STATEMENT	PAGE 67

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Bruce E.	10,000	—		—	$19.79	2/24/2020	—		—	—		—
Stern	6,723	—		—	$17.44	2/9/2019	—		—	—		—
	—	8,202	(5)	—	$19.24	2/7/2020	—		—	—		—
	—	—		—	—	—	5,300	(6)	$140,079	—		—
	—	—		—	—	—	10,594	(7)	$279,999	—		—
	—	—		—	—	—	10,688	(1)	$282,484	—		—
	—	—		—	—	—	3,618	(2)	$95,636	5,634	(2)	$148,895
	—	—		—	—	—	11,728	(3)	$309,971	—		—
	—	—		—	—	—	—		—	5,864	(4)	$154,986

(1)
These units will vest on February 5, 2017, subject to continued employment with limited exceptions.

(2)
These units will vest on February 5, 2017, subject to continued employment with limited exceptions and achievement of performance goals, as defined. As of December 31, 2015, the highest 40-day average price of our Common Shares during the performance period was $28.25. Accordingly, approximately 39.11% of the units will vest, subject to the other conditions of the performance equity, but not before the end of the three-year performance period.

(3)
These units will vest on February 4, 2018, subject to continued employment with limited exceptions.

(4)
These units will vest on February 4, 2018, subject to continued employment or agreement terms relating to retirement and achievement of performance goals, as defined. These units will vest based on the highest 40-day average price of our Common Shares during the last eighteen months of the three year performance period. Accordingly, none of the units will vest unless the highest 40-day average price of our Common Shares during the last eighteen months of the three year performance period exceeds $28, subject to the other conditions of the performance equity and not before the end of the three-year performance period.

(5)
These options vested on February 7, 2016. As of December 31, 2015, the highest 40-day average price of our Common Shares during the performance period was $28.25. Accordingly, 85.44% of the options vested.

(6)
These units vested on February 7, 2016.

(7)
These units vested on February 7, 2016. As of December 31, 2015, the highest 40-day average price of our Common Shares during the performance period was $28.25. Accordingly, 170.88% of the units vested.
PAGE 68	ASSURED GUARANTY

2015 OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning option exercises by, and vesting of restricted stock awards of, our named executive officers during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting(3)	Value Realized on Vesting(4)
Dominic J. Frederico	166,667	$1,198,336	266,687	$6,725,846

James M. Michener	20,000	$400,600	25,969	$654,938

Robert A. Bailenson	—	—	20,151	$508,208

Russell B. Brewer II	—	—	25,969	$654,938

Bruce E. Stern	—	—	21,498	$542,180

(1)
This column represents gross shares exercised, not reduced by shares withheld to pay for personal income tax and not reduced by shares swapped to pay for the option price.

(2)
The value realized on exercise represents the value of gross shares received, not reduced by shares withheld to pay for personal income tax, but reduced by shares swapped to pay for the option price.

(3)
This column represents gross shares vesting, not reduced by shares withheld to pay for personal income tax.

(4)
The value of a restricted share upon vesting is the fair market value of the stock on the vesting date. This column represents the value of gross shares vesting, not reduced by shares withheld to pay for personal income tax.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information concerning nonqualified deferred compensation of our executive officers. The amounts set forth in this table include only contributions made and earnings received during 2015 and do not include contribution and earnings with respect to the 2015 bonus paid in 2016.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Earnings in Last FY	Aggregate Balance at Last FYE(3)
Dominic J. Frederico	$270,840	$541,680	—	$236,942	$14,258,700	(4)

James M. Michener	$95,100	$190,200	—	$8,203	$3,367,990

Robert A. Bailenson	$74,188	$148,377	—	$16,904	$2,302,562

Russell B. Brewer II	$62,270	$124,540	—	$(6,958)	$2,777,966

Bruce E. Stern	$50,100	$100,200	—	$(91)	$1,843,620

(1)
The amounts in this column are also included in the Summary Compensation Table, in the Salary column and in the Non-Equity Incentive Plan Compensation column.

(2)
The amounts in this column are included in the Summary Compensation Table, in the All Other Compensation column as the employer contribution to the retirement plans.
2016 PROXY STATEMENT	PAGE 69

(3)
Of the totals in this column, the following totals have been previously reported in the Summary Compensation Table for previous years:

Name	2015 Amount	2014 Amount

Dominic J. Frederico	$6,779,840	$6,025,640

James M. Michener	$1,942,925	$1,701,725

Robert A. Bailenson	$1,133,110	$950,410

Russell B. Brewer II	$458,100	$290,700

Bruce E. Stern	—	—

(4)
$1,612,387 was assumed from the ACE Limited Supplemental Retirement Plan at our 2004 initial public offering.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables quantify the potential payments upon termination that our named executive officers would receive assuming that the relevant termination event had occurred on December 31, 2015. The last table quantifies the potential payments upon an involuntary termination without cause and a change of control that our executive officers would receive assuming that both the termination without cause and change in control had occurred on December 31, 2015.

Termination Due to Death Or Disability

Name	Unvested PRP	Unvested RSUs	Unvested PSUs(1)	Unvested Stock Options	Total
Dominic J. Frederico	$1,087,500	$4,508,799	$1,918,372	—	$7,514,671

James M. Michener	$636,250	$1,078,053	$584,393	$85,072	$2,383,768

Robert A. Bailenson	$525,000	$1,056,460	$534,957	$55,922	$2,172,339

Russell B. Brewer II	$536,250	$1,078,053	$584,393	$85,072	$2,283,768

Bruce E. Stern	$320,000	$732,534	$410,255	$67,107	$1,529,896

(1)
The value of the PSUs for this table was determined as if the applicable performance period ended on December 31, 2015. The portion of the PSUs which ultimately would become vested may vary from this assumed amount depending on the actual price of our Common Shares through the remainder of the actual performance period and the value of our Common Share on the date of distribution.

Termination Due to Retirement

Name	Unvested PRP(1)	Unvested RSUs	Unvested PSUs(2)	Unvested Stock Options	Total
Dominic J. Frederico	$1,087,500	$2,105,703	$1,918,372	—	$5,111,575

James M. Michener	$636,250	$415,570	$378,826	—	$1,430,646

Robert A. Bailenson(3)	—	—	—	—	—

Russell B. Brewer II	$536,250	—	—	—	$536,250

Bruce E. Stern	$320,000	$275,189	$250,941	—	$846,130

(1)
PRP payouts may be zero if minimum performance criteria are not met in each performance period.

(2)
The value of the PSUs for this table was determined as if the applicable performance period ended on December 31, 2015. The portion of the PSUs which ultimately would become vested may vary from this assumed amount depending on the actual price of our Common Shares through the remainder of the actual performance period and the value of our Common Share on the date of distribution.

(3)
Mr. Bailenson had not reached retirement age by December 31, 2015. Upon retirement, Mr. Bailenson will become fully or pro-rata vested in respect of his unvested PRP, RSUs, PSUs and stock option awards.
PAGE 70	ASSURED GUARANTY

Termination Without Cause Payments(1)

Name	Salary Continuation	Bonus	Benefits	Unvested RSUs	Unvested PSUs(2)	Unvested Stock Options	Total
Dominic J. Frederico	$1,150,000	$3,476,333	$37,142	$4,508,799	$1,918,372	—	$11,090,646

James M. Michener	$550,000	$1,066,667	$37,142	$1,078,053	$584,393	$85,072	$3,401,327

Robert A. Bailenson	$550,000	$817,157	$29,753	$1,056,460	$534,957	$55,922	$3,044,249

Russell B. Brewer II	$400,000	$800,943	$29,753	$1,078,053	$584,393	$85,072	$2,978,214

Bruce E. Stern	$400,000	$583,333	$29,753	$732,534	$410,255	$67,107	$2,222,982

(1)
No unvested PRP payments are payable upon a termination without cause.

(2)
The value of the PSUs for this table was determined as if the applicable performance period ended on December 31, 2015. The portion of the PSUs which ultimately would become vested may vary from this assumed amount depending on the actual price of our Common Shares through the remainder of the actual performance period and the value of our Common Share on the date of distribution

Change-in-Control Severance(1)

Name	Salary Continuation	Bonus	Benefits	Unvested RSUs	Unvested PSUs(2)	Unvested Stock Options	Total
Dominic J. Frederico	$1,150,000	$3,476,333	$37,142	$4,508,799	$739,503	—	$9,911,777

James M. Michener	$550,000	$1,066,667	$37,142	$1,078,053	$506,241	$74,762	$3,312,865

Robert A. Bailenson	$550,000	$817,157	$29,753	$1,056,460	$404,502	$49,145	$2,907,017

Russell B. Brewer II	$400,000	$800,943	$29,753	$1,078,053	$506,241	$74,762	$2,889,752

Bruce E. Stern	$400,000	$583,333	$29,753	$732,534	$375,650	$58,974	$2,180,244

(1)
No unvested PRP payments are payable upon a change in control.

(2)
For PSUs, the applicable performance period would end on the date of a change in control and the amount which would become vested would be determined based on the performance through such date.

The salary continuation, bonus and benefits columns in the Termination Without Cause Payments table and the Change-in-Control Severance table represent amounts that would be payable to each executive officer under the terms of the severance policy for executive officers. Under the terms of the policy, each executive officer receives one year of salary, the average of the last three annual bonus amounts, a pro-rata annual bonus payment for the year of termination and one year of benefits which represent medical plan and dental plan premiums paid by our Company at the same level as was paid just prior to termination.

For the purpose of these tables, the value of RSUs and PSUs has been determined by multiplying the number of shares of that would have become vested on December 31, 2015 based on each applicable termination described above and based on the actual performance determined as if the performance period ended on such date by the closing price of our Common Shares on December 31, 2015, which was $26.43. Similarly, we calculated the value of unvested options by multiplying the number of options that would have become vested on December 31, 2015 based on the applicable termination described above and based on the actual performance through such date by the difference between the closing price of our Common Shares on December 31, 2015 and the applicable exercise price.

With respect to the PRP, the amount that would become vested following death or permanent disability would be determined and paid out immediately assuming target performance over the performance period and that amount was included in the table above. The amount that would become vested following termination due to retirement would be determined based on actual performance through the entire performance period. For the table on termination due to retirement, the amount included for the payout of the unvested PRP following retirement was calculated as if the applicable performance period ended on December 31, 2015. The value of the actual payment amount for PRP may vary from this assumed amount depending on actual performance over the remainder of the performance period following retirement.

2016 PROXY STATEMENT	PAGE 71

In addition to the amounts listed in the tables, upon a termination of employment for any of the reasons described above, the executives would be entitled to distributions from the qualified and non-qualified defined contribution retirement plans maintained by the Company and affiliates. For the executive officers, the aggregate qualified and non-qualified defined contribution retirement account balances as of December 31, 2015 for Messrs. Frederico, Michener, Bailenson, Brewer and Stern are as follows, respectively: $14,840,485, $4,310,439, $3,911,615, $5,372,823 and $3,078,320. Retirement account balances will be paid upon termination in accordance with the terms of the plans, as described below.

If an executive officer had been terminated for cause on December 31, 2015, he would not have received any severance payments and would have forfeited all unvested PRP, restricted stock and stock options, receiving only salary payments through the termination date and vested retirement benefits under our Company's retirement plans.

Severance payments, PRP vesting, restricted stock vesting, stock option vesting and retirement plan contributions assume no subsequent employment after termination. Certain rights to vesting and distributions following retirement or a termination without cause are subject to continued compliance with applicable restrictive covenants and may be forfeited by the executive in the event of a violation of such covenants (and in certain circumstances, the executive may be required to repay certain amounts in the event of a violation of such covenants).

ASSURED GUARANTY NON-QUALIFIED RETIREMENT PLANS

All the executive officers participate in a non-qualified defined contribution retirement plan through an Assured Guaranty employer. These plans generally permit distributions only following a participant's termination of employment, and each of the plans imposes some additional restrictions on distributions as described below. A change in control under the current provisions of these plans does not entitle a participant to payment. Below is an overview of each plan.

Assured Guaranty Ltd. Supplemental Employee Retirement Plan (AGL SERP)

The AGL SERP is a non-qualified retirement plan for higher-paid employees. Internal Revenue Code provisions, such as the annual limit on employee deferrals, limit the amount of contributions that these employees may make or have made on their behalf to the qualified Assured Guaranty Ltd. Employee Retirement Plan. Contributions credited to this supplemental plan mirror the employee contributions, employer matching contributions, and 6% employer contributions that would have been made under the Assured Guaranty Ltd. Employee Retirement Plan had the Internal Revenue Code provisions not limited the contributions. The plan also permits discretionary employer contributions.

•
A participant does not vest in the employer contributions until he or she has completed one year of service, but the participant will vest earlier if he or she dies or attains age 65 while employed by a specified Assured Guaranty employer.

•
Distribution of a participant's account balances will be made as a lump sum. However, a participant may elect to receive payment of his or her account balances in annual installments over a period not exceeding five years, but only if, at the time of termination, the participant has attained age 55 and completed at least five years of service, and the amount of the participant's account balances is at least $50,000.

•
A participant who is considered to be a specified employee as defined in IRC Section 409A and whose payment of benefits begins by reason of termination of employment may not begin to receive such payment until six months after termination of employment.

•
To satisfy the requirements of IRC Section 457A, U.S. taxpayers will not accrue additional benefits under the plan on and after January 1, 2009.

Additionally, benefits that were accrued prior to January 1, 2009 that would otherwise be subject to IRC Section 457A shall be distributed in a single lump-sum payment on January 1, 2017 (to the extent not previously distributed) to satisfy the requirements of IRC Section 457A.

PAGE 72	ASSURED GUARANTY

No new benefits accrued in the AGL SERP after 2012. Accrued benefits of executive officers in the AGL SERP (other than participant account balances invested in the employer stock fund) were transferred from the AGL SERP to the AGC SERP in 2012. Additional benefits for the executive officers accrue in the AGC SERP described below.

Assured Guaranty Corp. Supplemental Executive Retirement Plan (AGC SERP)

The AGC SERP is a non-qualified retirement plan for higher-paid employees. Internal Revenue Code provisions, such as the annual limit on employee deferrals, limit the amount of contributions that these employees may make or have made on their behalf to the qualified Assured Guaranty Corp. Employee Retirement Plan. Contributions credited to this supplemental plan mirror the employee contributions, employer matching contributions, and 6% employer contributions that would have been made under the Assured Guaranty Corp. Employee Retirement Plan had the Internal Revenue Code provisions not limited the contributions. The plan also permits discretionary employer contributions.

•
A participant does not vest in employer contributions until he or she has completed one year of service, but the participant will vest earlier if he or she dies or attains age 65 while employed by a specified Assured Guaranty employer.

•
Distribution of a participant's account balances will be made as a lump sum. However, a participant may elect to receive payment of his or her account balances in annual installments over a period not exceeding five years, but only if, at the time of termination, the participant has attained age 55 and completed at least five years of service, and the amount of the participant's account balances is at least $50,000.

•
A participant who is considered to be a specified employee as defined in IRC Section 409A and whose payment of benefits begins by reason of termination of employment may not begin to receive such payment until six months after termination of employment.

•
Benefits that were accrued prior to January 1, 2009 that would otherwise be subject to IRC Section 457A shall be distributed in a single lump-sum payment on January 1, 2017 (to the extent not previously distributed) to satisfy the requirements of IRC Section 457A.

INCENTIVE PLANS

All the executive officers have previously received awards pursuant to our Company's long-term incentive plan and in prior years received awards under our Company's PRP. For the 2015 performance year, in 2016, the executive officers received a grant of performance share units and RSUs as described below, but did not receive a grant of PRP. Below is an overview of the plans.

Assured Guaranty Ltd. 2004 Long-Term Incentive Plan

The 2004 Long-Term Incentive Plan, as amended, provides for the grant of non-qualified and incentive stock options, stock appreciation rights, full value awards, which include awards such as restricted shares, RSUs or performance share units, and cash incentive awards to employees selected by the Compensation Committee. The Compensation Committee specifies the terms of the award, including the vesting period applicable to the award, at the time it grants the award to the employee, and includes the terms in an award agreement between the employee and our Company.

•
For performance share units granted in 2013 and 2014 and performance stock options granted in 2013, the awards will vest at the end of a three-year performance period if certain performance conditions (based on the highest 40-day average share price during such period exceeding certain established share price hurdles) are satisfied and if the participant continues to be employed through the end of such three-year period with limited exceptions as described below. For such awards, the participant is entitled to pro-rata vesting in the event of termination prior to the end of the vesting period due to death or disability, an involuntary termination without cause, a voluntary termination for good reason or a voluntary termination due to retirement, if certain requirements are met and if, and only to the extent that,
2016 PROXY STATEMENT	PAGE 73

  the performance conditions are satisfied at the end of the applicable performance period. In the event of a change in control, the performance share units and stock options vest only to the extent that the performance conditions are satisfied at the time of the change in control and only if the participant remains employed through the end of the three-year performance period, provided, however that the vesting of the performance share units and performance stock options shall be accelerated following such change in control in the event of termination following the change in control but prior to the end of the vesting period due to death or disability, an involuntary termination without cause, a voluntary termination for good reason or in the event that the acquirer does not agree to continue such award following the change in control.

•
For performance share units granted in 2015 and 2016, the awards will vest at the end of a three-year performance period if certain performance conditions (based on the highest 40-day average share price during the last eighteen months of such period exceeding certain share price hurdles) are satisfied and if the participant continues to be employed through the end of such three-year period with limited exceptions as described below. For such awards, the participant is entitled to pro-rata vesting in the event of termination prior to the end of the vesting period due to death or disability, an involuntary termination without cause, a voluntary termination for good reason or, a voluntary termination due to retirement, if certain requirements are met and if, and only to the extent that, the performance conditions are satisfied at the end of the applicable performance period. In the event of a change in control, the performance share units vest only to the extent that the performance conditions are satisfied at the time of the change in control and only if the participant remains employed through the end of the three-year performance period, provided, however that the vesting of the performance share units shall be accelerated following such change in control in the event of termination following the change in control but prior to the end of the vesting period due to death or disability, an involuntary termination without cause, a voluntary termination for good reason or in the event that the acquirer does not agree to continue such award following the change in control.

•
For RSUs granted from 2013 through 2016, the participant will vest at the end of a three-year vesting period if the participant remains employed through the end of such period. Such vesting may be accelerated in the event of termination prior to the end of the vesting period due to death or disability or in the event of a change in control where the acquirer does not agree to continue such award following the change in control. Additionally, the participant may remain entitled to continued vesting of such RSUs following an involuntary termination without cause, a voluntary termination for good reason or, for awards granted in 2013, 2014 or 2015, a voluntary termination due to retirement during the vesting period if certain requirements are met, including the participant signing of a release of claims against our Company and continuing to comply with applicable restrictive covenants.

Assured Guaranty Ltd. Performance Retention Plan

The Performance Retention Plan was established in 2006 to permit the grant of cash-based awards to selected employees and give to the Compensation Committee greater flexibility in establishing the terms of performance retention awards, including the ability to establish different performance periods and performance objectives. PRP awards may be treated as nonqualified deferred compensation subject to the rules of IRC Section 409A. The PRP is a sub-plan under our Company's Long-Term Incentive Plan (enabling awards under the plan to be performance based compensation exempt from the $1 million limit on tax deductible compensation).

From 2008 through 2014, our Company integrated PRP awards into its long-term incentive compensation program for the executive officers and certain selected employees. The executive officers stopped receiving PRP awards beginning in 2015 and the last outstanding PRP award to an executive officer will vest in 2017. Generally, each PRP award is divided into three installments, with 25% of the award allocated to a performance period that includes the year of the award and the next year, 25% of the award allocated to a performance period that includes the year of the award and the next two years, and 50% of the award allocated to a performance period that includes the year of the award and the next three years. Each installment of an award vests if the participant remains employed through the end of the performance period for that installment (or vests on the date of the participant's death, disability, or retirement if that occurs during the performance

PAGE 74	ASSURED GUARANTY

period). Payment for each performance period is made at the end of that performance period. One half of each installment is increased or decreased in proportion to the increase or decrease of per share ABV during the performance period, and one half of each installment is increased or decreased in proportion to the operating ROE during the performance period. However, if, during the performance period, a participant dies or becomes permanently disabled while employed, the amount for any such incomplete performance period shall equal the portion of the award allocated to such performance period. Operating ROE and ABV are defined in each PRP award agreement.

In the case of outstanding PRP awards granted to the executive officers, if a payment would otherwise be subject to the $1 million limit on tax deductible compensation, no payment will be made unless performance satisfies a minimum threshold—for the applicable performance period, there must be positive growth in our ABV per share and our operating ROE must have been at least 3% on average for each year in the applicable performance period. If a payment is forfeited because the minimum threshold is not satisfied, but in a subsequent performance period, there is either positive growth in our ABV per share or our operating ROE is at least 3% on average for each year in the applicable performance period, and the executive officer remains employed at our Company, then the executive officer will receive the forfeited payment.

EMPLOYMENT AGREEMENTS

The Company currently does not have any employment agreements with any executive officer.

SEVERANCE POLICY

Under our severance policy for executive officers, following the executive's involuntary termination without cause or voluntary termination for good reason and subject to the executive signing a release of claims, the executive will receive a lump-sum payment in an amount equal to one year's salary plus his average bonus amount over the preceding 3-year period, plus a pro-rata annual bonus amount for the year of termination and an amount equal to one year of medical and dental premiums. In addition, the executive's receipt of severance benefits is subject to his compliance with non-competition, non-solicitation, and confidentiality restrictions during his employment and for a period of one year following termination of employment. We, in our discretion, may choose to pay the executive the severance benefits described above to an executive who terminates employment for a reason other than involuntary termination without cause or voluntary termination for good reason, in which case the executive will also be subject to non-competition, non-solicitation, and confidentiality restrictions following his termination of employment.

2016 PROXY STATEMENT	PAGE 75

EQUITY COMPENSATION PLANS INFORMATION

The following table summarizes our equity compensation plans as of December 31, 2015:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,599,877	(1)	$21.38	10,529,055	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

TOTAL	2,599,877		$21.38	10,529,055

(1)
Includes Common Shares to be issued upon exercise of outstanding stock options and performance stock options granted under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan. Does not include purchase rights currently accruing under the Assured Guaranty Ltd. Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period, which is June 30, 2016. The purchase price under such plan is generally 85% of the lower of the fair market value of a Common Share on the first day of the subscription period or on the exercise date.

(2)
Includes 161,892 Common Shares reserved for issuance under the Assured Guaranty Ltd. Employee Stock Purchase Plan. Includes 10,367,163 Common Shares available for stock options, restricted stock awards, RSUs, performance stock options and performance share units reserved for future issuance under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan. The grants of dividend equivalents of RSUs have reduced the number of shares available for future issuance.
PAGE 76	ASSURED GUARANTY

AUDIT COMMITTEE REPORT

The Audit Committee consists of four members of the Board of Directors. After reviewing the qualifications of the current members of the Audit Committee and any relationships they may have with our Company that might affect their independence from our Company, the Board of Directors has determined that:

•
each Audit Committee member is independent, as that concept is defined in Section 10A of the Exchange Act, the SEC rules promulgated thereunder, and the NYSE listing standards, of our Company and our management;

•
each Audit Committee member is financially literate, as contemplated by the NYSE listing standards; and

•
Mr. Buhl, Mr. Jones and Mr. O'Kane are audit committee financial experts, as that term is defined under Item 407(d) of Regulation S-K.

The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available on our website. Each year, the Audit Committee reviews the charter and reports to the Board of Directors on its adequacy. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of our financial statements and financial reporting process; our compliance with legal and regulatory requirements and ethics programs as established by management; the system of internal accounting and financial controls; the audit process; the role and performance of our internal audit process; and the performance, qualification and independence of our independent auditor.

The Audit Committee annually evaluates the performance of our Company's independent auditor and provides assistance to the members of the Board of Directors in fulfilling their oversight of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act of 2002, and the financial statements of our Company. The Audit Committee selects the independent auditor for the Board of Directors to recommend to the shareholders to appoint. Our Company's current independent auditor is PricewaterhouseCoopers LLP ("PwC"). PwC has been our independent auditor since the initial public offering of Assured Guaranty Ltd. in 2004.

Subject to our Company's shareholders' statutory right to set the terms of engagement for our independent auditor, including setting the remuneration of the independent auditor and authorizing the Board of Directors, through the Audit Committee, annually to set such terms of engagement, the Audit Committee contracts with and sets the fees paid to our independent auditor. The fees for services for PwC's audit services the past two fiscal years are set forth under Proposal No. 3: Appointment of Independent Auditor. Audit fees relate to professional services rendered for the audit of our consolidated financial statements, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and audit of internal control over financial reporting as required under Sarbanes Oxley Section 404.

The Audit Committee also determines that the non-audit services provided to our Company by the independent auditor are compatible with maintaining the independence of the independent auditor. The Audit Committee's pre-approval policies and procedures are discussed under Proposal No. 3: Appointment of Independent Auditor.

The Audit Committee annually conducts an evaluation of the independent auditor to determine if it will recommend the retention of the independent auditor. As part of the evaluation of the independent auditor, the Audit Committee surveys select Company management and all members of the Audit Committee to determine if the independent auditor is meeting our Company's expectations. In addition, the Audit Committee obtains and reviews, at least annually, a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or

2016 PROXY STATEMENT	PAGE 77

professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the independent auditors' independence) all relationships between the independent auditor and the Company. The Audit Committee is also involved in evaluating the qualifications and performance of the engagement team and the lead partner. The Audit Committee considers the experience of the independent auditor in auditing companies in the financial guaranty insurance industry. Based upon the results of the evaluations mentioned, the Audit Committee recommends the retention of PwC as our Company's independent auditor for 2016 based upon the quality of audit services and sufficiency of resources provided.

Our Company's management prepares our consolidated financial statements in accordance with U.S. GAAP and is responsible for the financial reporting process that generates these statements. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting and for performing an assessment of the effectiveness of these controls. PwC audits our year-end financial statements and reviews interim financial statements. PwC also audits the effectiveness of our internal controls over financial reporting. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by our management, PwC and other advisors. We have also retained Ernst & Young LLP, which we refer to as E&Y, to provide services to support our Company's internal audit program and compliance with Section 404 of the Sarbanes Oxley Act of 2002.

During the last year, and earlier this year in preparation for the filing with the SEC of the Company's Form 10-K, the Audit Committee:

•
reviewed and discussed the audited financial statements contained in the Form 10-K with management and PwC;

•
reviewed and discussed our quarterly earnings press releases and related materials;

•
reviewed the overall scope and plans for the internal and independent audits and the results of such audits;

•
reviewed critical accounting estimates and policies and the status of our loss reserves;

•
reviewed and discussed our compliance with our conflict of interest, regulatory compliance and code of conduct policies with the General Counsel or Deputy General Counsel;

•
reviewed and discussed our underwriting and risk management with the Chief Risk Officer, the Chief Surveillance Officer and the Chief Credit Officer, coordinating the oversight of underwriting and risk management with the Risk Oversight Committee;

•
reviewed our compliance with the requirements of Sarbanes Oxley Section 404 and our internal controls over financial reporting, including controls to prevent and detect fraud;

•
reviewed our whistleblower policy and its application;

•
discussed with PwC all the matters required to be discussed by U.S. GAAP, including those described in Public Company Accounting Oversight Board AS 16, such as:

•
PwC's judgments about the quality, not just the acceptability, of our Company's accounting principles as applied in our financial reporting;

•
methods used to account for significant unusual transactions;

•
the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•
the process used by management in formulating particularly sensitive accounting estimates and the basis for PwC's conclusions regarding the reasonableness of those estimates;

•
disagreements with management (of which there were none) over the application of accounting principles, the basis for management's accounting estimates, and disclosures in the financial statements; and

•
any significant audit adjustments and any significant deficiencies in internal control;
PAGE 78	ASSURED GUARANTY

•
reviewed all other material written communications between PwC and management; and

•
discussed with PwC their independence from our Company and management, including a review of audit and non-audit fees, and reviewed in that context the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence.

At each quarterly meeting, E&Y has the opportunity to address pending issues with the Audit Committee and semi-annually specifically reviews the results of internal audits and the overall internal audit program.

At each meeting, the Audit Committee meets in executive session (i.e., without management present) with representatives of PwC to discuss the results of their examinations and their evaluations of our internal controls and overall financial reporting. Similar executive sessions are held at least semi-annually with representatives of E&Y. In addition, the Audit Committee meets regularly with certain members of senior management in separate sessions.

Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by our Company's management and PwC, the Audit Committee recommended to the Board of Directors that the December 31, 2015 audited consolidated financial statements be included in our Company's Annual Report on Form 10-K.

The foregoing report has been approved by the Audit Committee.

G. Lawrence Buhl, Chairman Thomas W. Jones Alan J. Kreczko Michael T. O'Kane
2016 PROXY STATEMENT	PAGE 79

    PROPOSAL NO. 2: ADVISORY APPROVAL OF
    EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Item 402 of Regulation S-K, which is the SEC's rule setting forth executive compensation disclosure requirements. Proposal No. 2 is Item 2 on the proxy card.

As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation program is designed to attract, motivate, and retain talented executives who possess the skills required to formulate and drive our Company's strategic direction and achieve annual and long-term performance goals necessary to create shareholder value. The program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders' interests and current market practices. Please read the "Compensation Discussion and Analysis" discussion for additional details about our executive compensation programs, including information about the fiscal year 2015 compensation of our named executive officers.

We believe that our executive compensation programs are structured in the best manner possible to support our Company and our business objectives. We are asking our shareholders to indicate their support for our named executive officer compensation as described on pages 32 to 79 of this proxy statement, which include the "Compensation Discussion and Analysis" section and the compensation tables and related narrative disclosure. This proposal, commonly known as a "say-on-pay" proposal, gives our shareholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The board of directors recommends that you vote "FOR" the following resolution at the Annual General Meeting:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

The say-on-pay vote is advisory, and therefore not binding on our Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will review the voting results carefully. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

PAGE 80	ASSURED GUARANTY

  PROPOSAL NO. 3: APPOINTMENT OF
  INDEPENDENT AUDITOR

The appointment of our independent auditor is approved annually by our shareholders, who also annually authorize the Board of Directors, acting through its Audit Committee, to set the remuneration for our independent auditor. Proposal No. 3 is Item 3 on the proxy card.

At the recommendation of the Audit Committee, the Board of Directors recommends that shareholders appoint PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2016 and that shareholders authorize the Board of Directors, acting through its Audit Committee, to set the fees for our independent auditor. In making its recommendation with respect to the engagement of our independent auditor, the Audit Committee reviewed both the audit scope and estimated fees for professional services for the coming year. In addition, in conjunction with the mandated rotation of our independent auditor's lead partner, the Audit Committee has been involved in the process of selecting PwC's new lead partner for the Company's audit.

PwC served as our independent auditor for the year ended December 31, 2015. Our audited financial statements for the year ended December 31, 2015 will be presented at the Annual General Meeting. Representatives of PwC will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting. Proposal No. 3 is Item 3 on the proxy card.

INDEPENDENT AUDITOR FEE INFORMATION

The following table presents fees for professional audit services rendered by PwC for the audit of our annual consolidated financial statements for 2015 and 2014 and fees for other services rendered by PwC in 2015 and 2014.

	2015	2014
Audit fees(1)	$6,958,000	$6,175,000

Audit-related fees(2)	$91,000	$508,000

Tax fees(3)	$377,300	$438,359

All other fees(4)	$4,000	$58,600

(1)
We paid audit fees, including costs, for the years ended December 31, 2015 and December 31, 2014 for professional services rendered in connection with:

  •
  the audits of our consolidated financial statements, of management's assessment of internal controls over financial reporting and of the effectiveness of these controls

  •
  the statutory and GAAP audits of various subsidiaries

  •
  review of quarterly financial statements

  •
  procedures in connection with our 2014 debt issuance and S-3 registration statement

(2)
Audit-related fees for the year ended December 31, 2015 related to audits of our employee benefit plans and agreed upon procedures related to the our proxy statement. Audit-related fees for the year ended December 31, 2014 related to due diligence procedures in connection with our proposed acquisition of Radian Asset Assurance Inc., audits of our employee benefit plans and agreed upon procedures related to the our proxy statement.

(3)
Of the total amount of tax fees for 2015, $150,950 related to tax compliance and $226,350 related to tax advice. Of the total amount of tax fees for 2014, $188,359 related to tax compliance and $250,000 related to tax advice.

Compliance-related tax fees for 2015 and 2014 were for professional services rendered in connection with the preparation of the 2014 and 2013 federal tax returns, respectively, as well as for compliance services rendered in connection with the preparation of the corporate tax return of Assured Guaranty Services (Australia) Pty Ltd. and U.K. VAT compliance.

Tax advice-related fees for 2015 were primarily related to advice for one of AGL's subsidiaries' tax domicile and continued advice on AGL's establishment of tax residence in the U.K. Tax advice-related fees for 2014 were primarily related to AGL's establishment of tax residence in the United Kingdom. In addition, in 2015 and 2014, PwC provided advice to us on various other tax matters.

(4)
Fees for 2014 primarily relate to industry and regulatory knowledge provided in connection with Solvency II requirements in the United Kingdom.
2016 PROXY STATEMENT	PAGE 81

PRE-APPROVAL POLICY OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approved all of the fees described above. The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent auditor, PwC. The Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis. The types of services that may be covered by a general pre-approval include other audit services, audit-related services and permissible non-audit services. If a type of service is not covered by the Audit Committee's general pre-approval, the Audit Committee must review the service on a specific case by case basis and pre-approve it if such service is to be provided by the independent auditor. Annual audit services engagement terms and fees require specific pre-approval of the Audit Committee and management and the auditor will report actual fees versus the budget periodically throughout the year by category of service. Any proposed services exceeding pre-approved costs also require specific pre-approval by the Audit Committee. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence. Either the Audit Committee Chairman or the entire Audit Committee must pre-approve the provision of any significant additional audit fees in excess of the budgeted amount and/or any excess related to non-audit fees over the budgeted amount. All fees related to internal control work are pre-approved by the Audit Committee before such services are rendered. The Audit Committee pre-approved all of the fees described above pursuant to its pre-approval policies and procedures.

The Board of Directors and the Audit Committee recommends that you vote "FOR" the appointment of PwC as the Company's independent auditor for the year ending December 31, 2016 and the authorization of the Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor.

PAGE 82	ASSURED GUARANTY

  PROPOSAL NO. 4: PROPOSALS CONCERNING OUR
  SUBSIDIARY, ASSURED GUARANTY RE LTD.

In accordance with AGL's Bye-Laws, if AGL is required or entitled to vote at a general meeting of any direct non-United States subsidiary of AGL, AGL's directors must refer the matter to the shareholders of AGL and seek authority from AGL's shareholders for AGL's representative or proxy to vote in favor of the resolution proposed by the subsidiary. AGL's directors must cause AGL's representative or proxy to vote AGL's shares in the subsidiary pro rata to the votes received at the general meeting of AGL. In addition, AGL's Board of Directors, in its discretion, may require that the organizational documents of each subsidiary of AGL organized under the laws of a jurisdiction outside the United States contain provisions substantially similar to these provisions. As a consequence, we are proposing that our shareholders authorize AGL to vote in favor of the following matters to be presented at the next annual general meeting of our subsidiary, AG Re.

PROPOSAL 4.1—ELECTION OF AG RE DIRECTORS

We propose that AGL be directed to elect the following seven directors of AG Re: Howard W. Albert, Robert A. Bailenson, Russell B. Brewer, II, Gary Burnet, Stephen Donnarumma, Dominic J. Frederico and James M. Michener, with such persons constituting the entire board of directors of AG Re, to serve for one year terms commencing at the annual general meeting of AG Re. Each AG Re director is an officer of AGL or one of its subsidiaries and has consented to serve as directors of AG Re without fee if elected. We do not expect that any of the nominees will become unavailable for election as a director of AG Re, but if any nominees should become unavailable prior to the meeting, proxy cards, whether submitted by telephone, via the Internet or by mail, authorizing the proxies to vote for the nominees will instead be voted for substitute nominees recommended by AG Re's board of directors. Proposal 4.1 is Item 4A on the proxy card.

The biographies for these nominees are set forth below:

Howard W. Albert, age 56, has been Chief Risk Officer of AGL since May 2011. Prior to that, he was Chief Credit Officer of AGL from 2004 to April 2011. Mr. Albert joined Assured Guaranty in September 1999 as Chief Underwriting Officer of Capital Re Company, the predecessor to AGC. Before joining Assured Guaranty, he was a Senior Vice President with Rothschild Inc. from February 1997 to August 1999. Prior to that, he spent eight years at Financial Guaranty Insurance Company from May 1989 to February 1997, where he was responsible for underwriting guaranties of asset-backed securities and international infrastructure transactions. Prior to that, he was employed by Prudential Capital, an investment arm of The Prudential Insurance Company of America, from September 1984 to April 1989, where he underwrote investments in asset-backed securities, corporate loans and project financings.

Mr. Albert's experience in risk management, underwriting and credit and his position as the Chief Risk Officer of AGL make him valuable to the Board of Directors of AG Re.

Robert A. Bailenson, age 49, has been the Chief Financial Officer of AGL since June 2011. Mr. Bailenson has been with Assured Guaranty and its predecessor companies since 1990. Mr. Bailenson became Chief Accounting Officer of AGM in July 2009 and has been Chief Accounting Officer of AGL since May 2005 and Chief Accounting Officer of AGC since 2003. He was Chief Financial Officer and Treasurer of AG Re from 1999 until 2003 and was previously the Assistant Controller of Capital Re Corp., the Company's predecessor.

Mr. Bailenson's background as the Chief Financial Officer of AGL and as an accountant provides an important perspective to the Board of Directors of AG Re.

2016 PROXY STATEMENT	PAGE 83

Russell B. Brewer II, age 59, has been Chief Surveillance Officer of AGL since November 2009 and Chief Surveillance Officer of AGC and AGM since July 2009 and has also been responsible for information technology at AGL since April 2015. Mr. Brewer has been with AGM since 1986. Mr. Brewer was Chief Risk Management Officer of AGM from September 2003 until July 2009 and Chief Underwriting Officer of AGM from September 1990 until September 2003. Mr. Brewer was also a member of the Executive Management Committee of AGM. He was a Managing Director of Assured Guaranty Municipal Holdings Inc. from May 1999 until July 2009. From March 1989 to August 1990, Mr. Brewer was Managing Director, Asset Finance Group, of AGM. Prior to joining AGM, Mr. Brewer was an Associate Director of Moody's Investors Service, Inc.

Mr. Brewer's risk management and surveillance expertise and his position as the Chief Surveillance Officer of AGL enhance the deliberations of the Board of Directors of AG Re.

Gary Burnet, age 45, has been President of AG Re since August 2012, and prior to that he served as the Managing Director—Chief Credit Officer of AG Re from 2006 until his appointment as President. Mr. Burnet also served as the Vice President—Risk Management and Operations of AG Re from 2002 to 2005. Prior to joining our Company, Mr. Burnet's previous experience included two years at ACE Asset Management, where he was Investment Officer with responsibility for developing and modeling the ACE group's consolidated investment and insurance credit risk. Prior to ACE Asset Management, he was an Assistant Vice President—Investments at ACE Bermuda. Mr. Burnet trained as a Chartered Accountant with Geoghegan & Co. CA from 1993 to 1996 in Edinburgh Scotland and also worked as an audit senior for Coopers & Lybrand from 1996 to 1998 in Bermuda.

As the President of AG Re, Mr. Burnet has the most comprehensive knowledge of its operations, including the key areas of accounting, risk management and credit.

Stephen Donnarumma, age 53, was appointed as a director of AG Re on September 11, 2012 and has been with Assured Guaranty since 1993. Mr. Donnarumma has been the Chief Credit Officer of our U.S. operating companies since January 1, 2010. Over the past 20 years, Mr. Donnarumma has held several positions at Assured Guaranty, including Deputy Chief Credit Officer of AGL, President of AG Re, Chief Surveillance Officer of AGC, and Senior Managing Director, Head of Mortgage and Asset-backed Securities of AGC. Prior to joining Assured Guaranty, Mr. Donnarumma was with Financial Guaranty Insurance Company from 1989 until 1993, where his responsibilities included underwriting domestic and international financial guaranty transactions and prior to that he served as a Director of Credit Risk Analysis at Fannie Mae from 1987 until 1989. Mr. Donnarumma was also an analyst with Moody's Investors Services from 1985 until 1987.

Mr. Donnarumma's experience with credit analysis and risk management, and his position as the Chief Credit Officer of AGM, Municipal Assurance Corp. and AGC, provide important perspective to the Board of Directors of AG Re.

Dominic J. Frederico—See Mr. Frederico's biography in "Election of Directors—Nominees for Director." The benefits of his experience described therein with respect to the Board of Directors of AGL also make him valuable as a director of AG Re.

James M. Michener, age 63, has been General Counsel and Secretary of AGL since February 2004. Prior to joining Assured Guaranty, Mr. Michener was General Counsel and Secretary of Travelers Property Casualty Corp. from January 2002 to February 2004. From April 2001 to January 2002, Mr. Michener served as General Counsel of Citigroup's Emerging Markets business. Prior to joining Citigroup's Emerging Markets business, Mr. Michener was General Counsel of Travelers Insurance from April 2000 to April 2001 and General Counsel of Travelers Property Casualty Corp. from May 1996 to April 2000.

Mr. Michener's experience as a lawyer and his position as the General Counsel of AGL enables him to make valuable contributions as a member of the Board of Directors of AG Re.

PAGE 84	ASSURED GUARANTY

PROPOSAL 4.2—APPOINTMENT OF AG RE AUDITOR

We propose that AGL be directed to appoint PwC as the independent auditor of AG Re for the fiscal year ending December 31, 2016, subject to PwC being appointed as our Company's independent auditor. We expect representatives of PwC to be present at AGL's Annual General Meeting with an opportunity to make a statement if they wish and to be available to respond to appropriate questions. Proposal 4.2 is Item 4B on the proxy card.

The following table presents fees for professional audit services rendered by PwC for the audit of AG Re's financial statements for 2015 and 2014.

	2015	2014
Audit fees	$89,900	$87,250

Audit-related fees	$—	$—

Tax fees	$—	$—

All other fees	$—	$—

The above audit fees are included in the audit fees shown in "Proposal No. 3: Appointment of Independent Auditor."

Other Matters.  The Board of Directors of AGL does not know of any matter to be brought before the annual general meeting of AG Re that we have not described in this proxy statement. If any other matter properly comes before the annual general meeting of AG Re, AGL's representative or proxy will vote in accordance with his or her judgment on such matter.

The board of directors recommends that you direct AGL to vote "FOR" each of the proposals concerning AGL's subsidiary, AG Re.

2016 PROXY STATEMENT	PAGE 85

    SHAREHOLDER PROPOSALS FOR
    2017 ANNUAL MEETING

HOW DO I SUBMIT A PROPOSAL FOR INCLUSION IN NEXT YEAR'S PROXY MATERIAL?

If you wish to submit a proposal to be considered for inclusion in the proxy material for the next Annual General Meeting, please send it to the Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. Under the rules of the SEC, proposals must be received no later than November 25, 2016 and otherwise comply with the requirements of the SEC to be eligible for inclusion in AGL's 2017 Annual General Meeting proxy statement and form of proxy.

HOW DO I SUBMIT A PROPOSAL OR MAKE A NOMINATION AT AN ANNUAL GENERAL MEETING?

Our Bye-Laws provide that if a shareholder desires to submit a proposal for consideration at an Annual General Meeting, or to nominate persons for election as directors, the shareholder must provide written notice of an intent to make such a proposal or nomination which the Secretary of the Company must receive at our principal executive offices no later than 90 days prior to the anniversary date of the immediately preceding Annual General Meeting. With respect to the 2017 Annual General Meeting, such written notice must be received on or prior to February 3, 2017. The notice must meet the requirements set forth in our Bye-Laws. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Exchange Act, management proxies would be allowed to use their discretionary voting authority to vote on any proposal with respect to which the foregoing requirements have been met.

PAGE 86	ASSURED GUARANTY

OTHER MATTERS

The Board of Directors of AGL does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting. If any other matters properly come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors,
James M. Michener
Secretary
2016 PROXY STATEMENT	PAGE 87

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 3, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ASSURED GUARANTY LTD. 30 WOODBOURNE AVENUE HAMILTON, HM 08 BERMUDA ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 3, 2016. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E02667-P76717 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ASSURED GUARANTY LTD. The Board of Direc tor s recommends you vote FOR each of the following nominees: 1. Election of Directors of Assured Guaranty Ltd. (the "Company"): Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Francisco L. Borges 1b. G. Lawrence Buhl For Against Abstain 3. To appoint PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent auditor for the fiscal year ending December 31, 2016, and to authorize the Board of Directors, acting through its Audit Committee, to set the fees of the independent auditor. To authorize the Company to vote for directors of our subsidiary, Assured Guaranty Re Ltd. ("AG Re"): Nominees: ! ! ! 1c. Dominic J. Frederico 4A. 1d. Bonnie L. Howard ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1e. Thomas W. Jones 4aa. Howard W. Albert 1f. Patrick W. Kenny 4ab. Robert A. Bailenson 1g. Alan J. Kreczko 4ac. Russell B. Brewer II 4ad. Gary Burnet 1h. Simon W. Leathes 4ae. Stephen Donnarumma 1i. Michael T. O’Kane 1j. Yukiko Omura 4af. Dominic J. Frederico The Board of Directors recommends you vote FOR the following proposals: 4ag. James M. Michener 2. To approve, on an advisory basis, the compensation paid to the Company’s named executive officers. ! ! ! 4B. To authorize the Company to appoint PwC as AG Re’s independent auditor for the fiscal year ending December 31, 2016. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E02668-P76717 PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS OF ASSURED GUARANTY LTD. The undersigned hereby appoints Dominic J. Frederico and James M. Michener, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the common shares of Assured Guaranty Ltd. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of shareholders of the Company to be held May 4, 2016, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSALS 1 AND 4A, FOR PROPOSALS 2, 3 AND 4B AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side